Exhibit 10.1 WAIVER, FORBEARANCE AND THIRD AMENDMENT This WAIVER, FORBEARANCE AND THIRD AMENDMENT dated as of June 10, 2024 (this “Agreement”), is by and among Sonder Holdings Inc., a Delaware corporation, Sonder Holdings LLC, a Delaware limited liability company, Sonder USA Inc., a Delaware corporation, Sonder Hospitality USA Inc., a Delaware corporation (collectively, the “Note Obligor” or “Note Obligors”), the Guarantors, the Investors party hereto (the “Required Investors”) and Alter Domus (US) LLC, as collateral agent (“Agent”). Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned thereto in the Note Purchase Agreement (as defined below). WHEREAS, reference is made to that certain Note and Warrant Purchase Agreement, dated as of December 10, 2021, by and among the Note Obligors, the guarantors party thereto and the investors listed on the signature pages thereto (as amended by that certain Omnibus Amendment, dated as of December 21, 2022, that certain Second Omnibus Amendment, dated as of November 6, 2023, and as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Note Purchase Agreement”); WHEREAS, the Defaults or Events of Default as specified on Schedule A hereto have or may occur (such Defaults and Events of Default the “Waived Matters”); WHEREAS, the Defaults or Events of Default as specified on Schedule B hereto may occur (such Defaults and Events of Default the “Forbearance Matters”); and WHEREAS, the Note Obligors have requested that Agent and the Investors party hereto (which, for the avoidance of doubt, comprise the Required Investors) agree to permanently waive the Waived Matters, in each case, subject to the terms and conditions of this Agreement. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: SECTION I. ACKNOWLEDGMENTS 1.01 Acknowledgments. Each Note Obligor hereby acknowledges and agrees, upon execution and delivery of this Agreement, subject to the terms set forth herein, that: (a) Notwithstanding the effectiveness of this Agreement, the Liens granted by such Note Obligor as collateral security for the Indebtedness, obligations and liabilities of such Note Obligor evidenced by the Note Purchase Agreement and the other Transaction Documents pursuant to, each of the Transaction Documents to which such Note Obligor is a party shall not be impaired, and each of the Transaction Documents to which such Note Obligor is a party is, and shall continue to be, in full force and effect in all respects; (b) Each Note Obligor agrees that the Transaction Documents constitute (and as modified by this Agreement shall continue to constitute) valid and binding obligations and agreements of each Note Obligor enforceable against each Note Obligor in accordance with their respective terms except as such enforceability may be limited by applicable Laws and by general principles of equity and principles of good faith and fair dealing; (c) Subject to the terms of this Agreement, Agent has not waived, released or compromised, and does not hereby waive, release or compromise, and may never waive, release or compromise any events, occurrences, acts, or omissions that may constitute or give rise to any

2 Defaults or Events of Default that existed or may have existed, or may presently exist, or may arise in the future (other than with respect to the Waived Matters as expressly set forth herein); (d) The execution and delivery of this Agreement shall not: (i) constitute an extension, modification, or waiver of any aspect of any of the Transaction Documents (except as specifically and expressly set forth herein); (ii) extend the maturity of the Obligations or the due date of any payment of any Obligations or other obligations under the other Transaction Documents or payable in connection with the Transaction Documents; (iii) give rise to any obligation on the part of Agent to extend, modify or waive any term or condition of the Transaction Documents (other than with respect to the Waived Matters); (iv) establish any course of dealing with respect to the Transaction Documents; or (v) give rise to any defenses or counterclaims to the right of Agent to compel payment of the Obligations or otherwise enforce its rights and remedies set forth in the Transaction Documents; and (e) This Waiver (as defined below) by Agent shall not, except as expressly provided herein, invalidate, impair, negate or otherwise affect Agent’s ability to exercise its rights and remedies under the Transaction Documents or otherwise, and Agent shall be free to exercise any or all rights or remedies. SECTION II. WAIVER 2.01 Waiver. Subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith (including the satisfaction of each of the conditions precedent set forth in Section 7.01 to the effectiveness of this Agreement), each of the Agent and the Investors party hereto (which, for the avoidance of doubt, comprise the Required Investors) hereby permanently waives any non-compliance resulting from the Waived Matters under each of the Notes and the other Transaction Documents (the “Waiver”). 2.02 Acknowledgement. EACH NOTE OBLIGOR HEREBY AGREES AND ACKNOWLEDGES THAT EACH OF AGENT AND THE REQUIRED INVESTORS WILL REQUIRE STRICT PERFORMANCE BY EACH NOTE OBLIGOR OF ALL OF THEIR RESPECTIVE OBLIGATIONS, AGREEMENTS AND COVENANTS CONTAINED IN THE NOTE PURCHASE AGREEMENT AND ANY OTHER TRANSACTION DOCUMENTS, AND NO INACTION OR ACTION BY AGENT OR THE REQUIRED INVESTORS REGARDING ANY DEFAULT OR EVENT OF DEFAULT (OTHER THAN THE WAIVED MATTERS) IS INTENDED TO BE OR SHALL BE A WAIVER THEREOF. EACH NOTE OBLIGOR HEREBY ALSO AGREES AND ACKNOWLEDGES THAT THE WAIVER IS A ONE-TIME WAIVER RELATED SOLELY TO THE WAIVED MATTERS AND THAT NO COURSE OF DEALING AND NO DELAY IN EXERCISING ANY RIGHT, POWER OR REMEDY CONFERRED TO AGENT IN THE NOTE PURCHASE AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT OR NOW OR HEREAFTER EXISTING AT LAW, IN EQUITY, BY STATUTE OR OTHERWISE SHALL OPERATE AS A WAIVER OF OR OTHERWISE PREJUDICE ANY SUCH RIGHT, POWER OR REMEDY, OTHER THAN AS SPECIFIED HEREIN WITH RESPECT TO THE WAIVED MATTERS. SECTION III. LIMITED FORBEARANCE 3.01 Limited Forbearance. Subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, each of the Required Investors (severally and not jointly) hereby agrees (the “Limited Forbearance”) to forbear (solely in its capacity as an Investor under the Note Purchase Agreement and their respective Notes), and hereby instructs the Agent to forbear, in each case, from exercising any of the rights and remedies available under the Transaction

3 Documents, including but not limited to the rights and remedies set forth in Section 6 of the Notes and Section 7 of the Security And Pledge Agreement (as amended, restated, modified or otherwise supplemented from time to time, the “Security and Pledge Agreement”) dated as of January 19, 2021, among the Note Obligors and the Agent, except for the rights and remedies arising automatically pursuant to the first sentence of Section 6(a) of the Notes, (the “Rights and Remedies”) for the period (the “Forbearance Period”) commencing on the Agreement Effective Date (as defined below) and ending on the Forbearance Termination Date (as defined below). For the avoidance of doubt, during the Forbearance Period, each of the Required Investors agrees that it (individually or collectively) will not deliver any notice, instruction or request to the Agent directing them to exercise any of the Rights and Remedies against any of the Note Obligors, or any of their respective Subsidiaries or any property or assets of any of the foregoing with respect to any Forbearance Matter. 3.02 No Course of Dealing; No Waiver. The Limited Forbearance is limited in nature and is not intended, and shall not be deemed or construed (i) to constitute a waiver of any Forbearance Matter or any other existing or future Defaults or Events of Default or compliance with any term or provision of the Notes, the Note Purchase Agreement or applicable law or any options, rights and remedies to which the Required Investors may be entitled, or (ii) to establish a custom or course of dealing between the Note Obligors, on the one hand, and the Agent and/or any of the Required Investors, on the other hand. Each Note Obligor acknowledges and agrees that the agreement of the Agent and the Required Investors hereunder to forbear from exercising their remedies with respect to the Forbearance Matters shall not constitute a waiver of the Forbearance Matters or any other Default or Event of Default that may be outstanding on the date hereof or any Default or Event of Default that may occur after the date hereof (which are hereby preserved), and that, except as expressly set forth in this Agreement, the Agent, the and the Required Investors shall be entitled to (i) exercise all rights and remedies that the Agent and the Required Investors may have under any or all of the Transaction Documents and applicable law in connection with all Defaults or Events of Default and (ii) take any actions permitted under Section 6 of the Notes to accelerate any Commitments and obligations upon an Event of Default. 3.03 Effect of Termination of Forbearance. Upon the termination or expiration of the Forbearance Period: (a) the Limited Forbearance shall immediately and automatically terminate and shall have no further force and effect; (b) each of the Required Investors shall be released from any and all obligations and agreements under this Section III; (c) subject to the terms of the Transaction Documents and applicable law, the Required Investors shall be free to proceed to enforce any or all of their Rights and Remedies set forth in the Notes, the other Transaction Documents and applicable law (x) without the requirement of any demand, presentment, protest, or notice of any kind, all of which each Note Obligor waives, and (y) as if this Agreement had not occurred and the Limited Forbearance had not occurred; and (d) for the avoidance of doubt, the provisions of Section I, Section 3.09 and Section 7.07 shall survive and remain in full force and effect. 3.04 Statute of Limitations. The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Agent and the Required Investors may be entitled to take or bring in order to enforce its rights and remedies against any of the Note Obligors, or any of their respective Subsidiaries or any property or assets of any of the

4 foregoing in respect of the Forbearance Matters are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period. 3.05 Agent Direction. Execution of this Agreement constitutes a direction by each of the Required Investors that the Agent act or forbear from acting in accordance with the terms of this Agreement. Each undersigned of the Required Investors hereby acknowledges and agrees that the provisions of Section 3(c) (Reliance Upon the Investor’s Representations), Section 3(l) (Exculpation), and Section 10(n)(iii) (Collateral Agent) of the Note Purchase Agreement and any other of the Agent’s rights to indemnity or reimbursement of costs, expenses and other charges under the Transaction Documents shall apply to the Agent and its Related Parties, and the Agent’s duties and obligations under, in connection with, or arising in any way from the matters contemplated (and directions set forth) in this Agreement, including, without limitation, (a) in respect of any action taken or not taken by the Agent or any of its Related Parties pursuant to this Agreement, (b) a determination that the Agent or any Related Parties of the Agent breached its or their duty under the Notes, any Transaction Document or other related transaction document or applicable law as a result of relying on and complying with this Agreement, or (c) the enforcement of this Agreement, and such provisions of the Notes and other rights, benefits, privileges, protections, indemnities and immunities under the Transaction Documents shall be deemed to be incorporated by reference as if expressly set out in this Agreement. 3.06 Temporary Nature of Forbearance. The Note Obligors understand and accept the temporary nature of the Limited Forbearance provided hereby and that none of the Agent and the Required Investors has given any assurances that they will extend such Limited Forbearance or provide waivers or amendments to the Notes or any other Transaction Document other than those expressly provided for herein. 3.07 Other Rights and Remedies Available. The Note Obligors understand and accept that, subject to this Agreement, all rights and remedies that the Agent and the Required Investors have under the Transaction Documents and applicable law with respect to the Note Obligors shall continue to be available to the Agent and the Required Investors. 3.08 Termination of Forbearance. The Forbearance Period shall terminate on the earlier to occur (the “Forbearance Termination Date”) of any of the following events or circumstances (each, a “Termination Event”): (a) the occurrence of any Event of Default under the Credit Agreement that is not a Waived Matter or a Forbearance Matter; (b) failure by any Note Obligor to comply with or perform under any provision of this Agreement; (c) any representation or warranty of any Note Obligor contained herein was incorrect or misleading in any material respect when made; (d) the termination or expiration of any other forbearance, deferral or similar agreement, as a result of default), entered into between any Note Obligor, or any of their respective subsidiaries and any holders of Indebtedness; (e) August 9, 2024 (or such later date as agreed to in writing by the Required Investors). 3.09 Acknowledgment of Event of Default on Termination. Each Note Obligor acknowledges and agrees that the occurrence of the Forbearance Termination Date shall constitute an

5 immediate Event of Default under the Notes to the extent any Forbearance Matter shall have occurred, be continuing and then constitute an Event of Default as though this Agreement had never come into effect. The relevant Note Obligor shall provide notice to the Required Investors promptly upon (and, in no event later than one (1) Business Day following a Responsible Officer acquiring actual knowledge of) the occurrence of any Termination Event, it being agreed that an email to Paul, Weiss shall be sufficient for purposes of this notice. SECTION IV. AMENDMENTS 4.01 Subject to the satisfaction of the terms and conditions set forth in Section 7.01, the Note Purchase Agreement is hereby amended as follows: (a) the Note Purchase Agreement (excluding the schedules, exhibits, annexes and signature pages thereto, but including Appendix I) is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text) and (b) to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Note Purchase Agreement attached hereto as Annex A (and any formatting changes reflected therein shall be deemed to be inserted and reflected in the text of the Note Purchase Agreement). (b) the schedules to the Note Purchase Agreement are hereby amended by adding Schedule II, attached hereto as Annex B, as Schedule II to the Note Purchase Agreement. (c) the exhibits to the Note Purchase Agreement are hereby amended by adding Exhibit A-1, attached hereto as Annex C, as Exhibit A-1 to the Note Purchase Agreement. (d) the exhibits to the Note Purchase Agreement are hereby amended by adding Exhibit B-1, attached hereto as Annex D, as Exhibit B-1 to the Note Purchase Agreement. SECTION V. OTHER AGREEMENTS 5.01 Payment of Expenses. Each Note Obligor, jointly and severally, agrees to pay and reimburse: (a) the Required Investors for all reasonable documented accrued and unpaid out-of-pocket fees and expenses of the Required Investors associated with performance of due diligence, compliance, structuring, negotiation, documentation and closing of (i) this Agreement, (ii) further amendments, modifications, or supplements to the Transaction Documents, and (iii) any restructuring or prospective restructuring undertaken or contemplated to be undertaken by the Note Obligors related to the Transaction Documents, in each case, including the costs, fees and expenses of one primary counsel, one financial advisor and one local counsel in each applicable jurisdiction). (b) Agent all amounts due under the Collateral Agency Agreement and the Fee Letter (including all reasonable documented accrued and unpaid out-of-pocket fees and expenses of the Agent associated with this Agreement).when such amounts become due. 5.02 Loan Document. This Agreement is a “Transaction Document” for the purposes of the provisions of the other Transaction Documents.

6 5.03 Release. Each Note Obligor (for itself and its Subsidiaries and affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each of the Agent and each of the Required Investors, together with each of their respective affiliates, and each of the directors, officers, members, shareholders, employees, agents, attorneys, advisors, and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof arising out of, connected with or related to this Agreement, the Note Purchase Agreement, or any other Transaction Document, or any act, event or transaction related or attendant thereto, or the agreements of any Required Investor contained therein, or the possession, use, operation or control of any of the assets of any Note Obligor. Each Note Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby. SECTION VI. REPRESENTATIONS AND WARRANTIES In consideration of the foregoing agreements, each Note Obligor jointly and severally hereby represent and warrant to Agent, as follows: 6.01 after giving effect to this Agreement, all representations and warranties made in the Note Purchase Agreement and the other Transaction Documents made by it that have no materiality or material adverse effect qualification are true and correct in all material respects, and the representations and warranties in the Note Purchase Agreement and in the Transaction Documents that have a materiality or material adverse effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Agreement Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date, in each case, other than any such representation and warranty regarding no Default or Event of Default solely as a result of the Waived Matters; 6.02 after giving effect to this Agreement, except with respect to the Forbearance Matters, no Default or Event of Default exists and is continuing as of the Agreement Effective Date; 6.03 the execution, delivery and performance of this Agreement are within the Note Obligors’ corporate, limited liability company, partnership or other organizational powers, as applicable, and have been duly authorized by appropriate organizational and governing action and proceedings; 6.04 each person who is executing this Agreement on behalf of the Note Obligors has the full power, authority and legal right to do so, and this Agreement has been duly executed by such person and delivered to Agent; and 6.05 this Agreement is the legal, valid and binding obligation of each Note Obligor, enforceable against such Note Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

7 SECTION VII. MISCELLANEOUS 7.01 Condition Precedent to Effectiveness of this Agreement. This Agreement and the Waiver shall become effective on the date of satisfaction of each of the following conditions (the date on which such conditions are satisfied, the “Agreement Effective Date”): (a) Agent shall have received a fully executed copy of this Agreement, duly executed by the Note Obligors and the Required Investors. (b) Agent shall have received payment and reimbursement from the Note Obligors for all of its reasonable documented out-of-pocket costs and expenses of counsel for which invoices have been presented to the Note Obligors at least one Business Day prior to the Agreement Effective Date. (c) Agent shall have received a fully executed copy of that certain Waiver and Third Amendment to Loan and Security Agreement, by and among the Note Obligors and Silicon Valley Bank, dated as of the date hereof, which effects waivers and forbearance consistent with this Agreement and enables the Note Obligors’ incurrence of the additional indebtedness contemplated by this Agreement, duly executed by the Note Obligors. (d) The Note Obligors shall have obtained any necessary approvals by each Note Obligor’s Board of Directors, the Note Obligors’ stockholders or applicable third parties. (e) The Secretary of each Note Obligor and each Guarantor shall have delivered to the Investors and Agent a certificate certifying (i) a true and complete copy of such Note Obligor’s certificate of incorporation or formation, bylaws, operating agreement or similar governing documents, (ii) resolutions of each Note Obligor’s Board of Directors and the governing body of each Guarantor approving the Transaction Documents to which such Person is party and the transactions contemplated thereunder, (iii) a certificate as to the good standing in its jurisdiction of organization and (iv) as to the incumbency and signatures of officers of such Note Obligor. (f) The Investors (as of the date hereof) and Agent shall have received (i) a written opinion (addressed to the Investors and Agent and dated the Agreement Effective Date) of Kirkland and Ellis, LLP, counsel for the Note Obligors in form and substance reasonably satisfactory to the Required Investors. (g) The Investors (as of the date hereof) and Agent shall have received an updated Security Agreement Disclosure Letter (as that term is defined in the Security and Pledge Agreement). 7.02 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Agent pursuant to procedures approved by it; provided further without

8 limiting the foregoing, upon the request of Agent, any electronic signature shall be promptly followed by such manually executed counterpart. 7.03 Choice of Law and Venue; Judicial Reference. Section 10(e) of the Note Purchase Agreement is hereby incorporated by reference, mutatis mutandis. 7.04 Successors and Assigns. This Agreement shall be binding upon each of the Note Obligors, Required Investors, Agent and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns. 7.05 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. 7.06 Amendment. This Agreement may only be amended or modified in writing by the parties hereto, subject to any additional requirements under the Note Purchase Agreement, if applicable. Where a written consent is required pursuant to or contemplated by this Agreement, such written consent shall be deemed to have occurred if it is conveyed in writing (including email) between counsel of the Note Obligors and the Required Investors, with a copy sent to Agent (or consented to by Agent in writing if Agent’s consent is needed). 7.07 Certain Acknowledgments. Each Note Obligor hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Note Obligor pursuant to the Security and Pledge Agreement and the other Collateral Documents to the Agent as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continue to be and remain collateral security for the Obligations from and after the date hereof. Each Note Obligor hereby acknowledges and agrees that the Note Purchase Agreement, the Security and Pledge Agreement and all other Transaction Documents remain in full force and effect, and each Note Obligor confirms and ratifies all of its Obligations thereunder. Each Guarantor hereby agrees that the Guaranty pursuant to the Note Purchase Agreement shall continue in full force and effect, is valid and enforceable and is not impaired or otherwise affected by the execution of this Agreement. 7.08 Miscellaneous. Except as otherwise expressly set forth herein, nothing in this Agreement shall be deemed to constitute an amendment, modification or waiver of any provision of the Note Purchase Agreement or the Security and Pledge Agreement nor shall anything contained herein be deemed to imply any willingness of the Agent or Required Investors to agree to, or otherwise prejudice any rights of the Agent or Required Investors with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Agreement shall not be construed as a waiver of any other provision of the Transaction Documents or to permit any Note Obligor to take any other action which is prohibited by the terms of the Note Purchase Agreement, the Security and Pledge Agreement or the other Transaction Documents. Each reference in the Note Purchase Agreement or any other Transaction Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Note Purchase Agreement or any other Transaction Document shall mean and refer to such agreement as supplemented by this Agreement. 7.09 Entire Agreement. THIS AGREEMENT, THE NOTE PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

[Signature Page to Waiver, Forbearance and Amendment No. 3] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. NOTE OBLIGORS: SONDER HOLDINGS INC., a Delaware corporation By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer SONDER HOLDINGS LLC, a Delaware limited liability company By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer SONDER USA INC., a Delaware corporation By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer SONDER HOSPITALITY USA INC., a Delaware corporation By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer

[Signature Page to Waiver, Forbearance and Amendment No. 3] GUARANTORS: SONDER GROUP HOLDINGS LLC By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer SONDER TECHNOLOGY INC. By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer SONDER HOSPITALITY HOLDINGS LLC By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer SONDER PARTNER CO. By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer SONDER GUEST SERVICES LLC By: /s/ Dominique Bourgault Name: Dominique Bourgault Title: Chief Financial Officer

[Signature Page to Waiver, Forbearance and Amendment No. 3] AGENT: ALTER DOMUS (US) LLC By: /s/ Pinju Chiu Name: Pinju Chiu Title: Associate Counsel

[Signature Page to Waiver, Forbearance and Amendment No. 3] INVESTORS: BLACKROCK STRATEGIC INCOME OPPORTUNITIES PORTFOLIO OF BLACKROCK FUNDS V By: BlackRock Advisors, LLC, its Investment Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director BLACKROCK GLOBAL ALLOCATION FUND, INC By: BlackRock Advisors, LLC, its Investment Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director BLACKROCK CAPITAL ALLOCATION TERM TRUST By: BlackRock Advisors, LLC, its Investment Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director MASTER TOTAL RETURN PORTFOLIO OF MASTER BOND LLC By: BlackRock Financial Management, Inc., its Register Sub-Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director

[Signature Page to Waiver, Forbearance and Amendment No. 3] BLACKROCK GLOBAL ALLOCATION V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC. By: BlackRock Advisors, LLC, its Investment Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST By: BlackRock Advisors, LLC, its Investment Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director BRIGHTHOUSE FUNDS TRUST II – BLACKROCK BOND INCOME PORTFOLIO By: BlackRock Advisors, LLC, its Investment Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director BLACKROCK GLOBAL LONG/SHORT CREDIT FUND OF BLACKROCK FUNDS IV By: BlackRock Advisors, LLC, its Investment Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director

[Signature Page to Waiver, Forbearance and Amendment No. 3] BLACKROCK STRATEGIC GLOBAL BOND FUND, INC. By: BlackRock Advisors, LLC, its Adviser AND BlackRock International Limited, its Sub- Adviser; BlackRock (Singapore) Limited, its Sub-Adviser By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director BLACKROCK GLOBAL ALLOCATION PORTFOLIO OF BLACKROCK SERIES FUND, INC. By: BlackRock Advisors, LLC, its Investment Advisor By: /s/ Henry Brennan Name: Henry Brennan Title: Managing Director

[Signature Page to Waiver, Forbearance and Amendment No. 3] SENATOR GLOBAL OPPORTUNITY MASTER FUND, L.P. By: Senator GP LLC, its General Partner By: /s/ Evan Gartenlaub Name: Evan Gartenlaub Title: General Counsel

2DM-#8379737.6 SCHEDULE A 1. Any failure of the Note Obligors to deliver the 2023 annual audited consolidated financials to be delivered pursuant to Section 7(a)(i) of the Note Purchase Agreement on or prior to 90 days from year end as required under Section 7(a)(i) of the Note Purchase Agreement. 2. Any representation or warranty failing to be true and correct in all material respects and any failure under Section 7(a) of the Note Purchase Agreement, in each case, on account of the restatement of historical financial statements, including, without limitation, in respect of fiscal year ended 2022. 3. Any failure of the Issuer Parties to provide notice to the Investors of an Event of Default included on this Schedule A as set forth in Section 7(b) of the Note Purchase Agreement.

2DM-#8379737.6 SCHEDULE B 1. Any failure to comply with the Liquidity covenant set forth in section 7(s) of the Note Purchase Agreement, as amended. 2. Any failure of the Issuer Parties to satisfy the Free Cash Flow covenant set forth in Section 7(t) of the Note Purchase Agreement. 3. Any breach by the Issuer Parties with respect to the incurrence of unsecured Indebtedness in excess of the $4,500,000 amount provided in Section 8(a)(xi)(A) of the Note Purchase Agreement.

ANNEX A [Attached]

Conformed for Second OmnibusThird Amendment dated as of November 6June 10, 20232024 NOTE AND WARRANT PURCHASE AGREEMENT This Note and Warrant Purchase Agreement, dated as of December 10, 2021 (this “Agreement”, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time), is entered into by and among Sonder Holdings Inc., a Delaware corporation (“Sonder Holdings”), Sonder USA Inc., a Delaware corporation (“Sonder USA”), Sonder Hospitality USA Inc., a Delaware corporation (“Sonder Hospitality”), the Guarantors listed on the signature pages hereof, and the Persons listed on the schedule of investors attached hereto as Schedule I (as updated from time to time in accordance with Section 10(d)) (each an “Investor” and collectively, the “Investors”). RECITALS A. On the terms and subject to the conditions set forth herein, each Investor is willing from time to time to purchase promissory notes constituting obligations of the Note Obligors (as defined in Appendix 1 attached hereto) in up to the principal amounts set forth opposite such Investor’s name on Schedule I hereto. In consideration of the Investors’ commitment to purchase the Notes and forfeit certain warrants previously issued to such Investors, each investor shall be issued a warrant for the number of shares of common stock set forth opposite such Investor’s name on Schedule I hereto. B. Capitalized terms not otherwise defined herein shall have the meaning set forth in Appendix 1 attached hereto. AGREEMENT NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows: 1. The Notes and Warrants. (a) Issuance of Notes. Subject to all of the terms and conditions hereof, the Note Obligors agree to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, one or more Notes up to the principal amount of such Investor’s Commitment; provided that, after giving effect to each such purchase and sale of Notes, the aggregate Original Principal Amounts of all Notes issued to an Investor would not exceed the Commitment of such Investor set forth on Schedule I hereto. From time to time, prior to the First Funding Event, the Company shall have the right to add Commitments from investors (“Additional Investors”) reasonably acceptable to the Investors who are parties to this Agreement on the date hereof. Such Additional Investors shall be added by way of a joinder to this Agreement which shall also amend and restate Schedule I to include the Commitments of the Additional Investors and the number of Warrant Shares for each Additional Investor (determined as set forth in Section 1(b)), Doc#: US1:18445014v10 and such Additional Investors shall also (i) execute and deliver to Collateral Agent a “Joinder Agreement” (as defined in the Collateral Agency Agreement) and (ii) deliver to Collateral Agent and Notes Agent a completed administrative questionnaire, tax forms, any “know your customer” documentation and other forms with respect to any new Investors as may be required or requested by the Collateral Agent pursuant to the Collateral Agency Agreement. After compliance with the foregoing and the entry of such Additional Investors on the Notes Register, such Additional Investors shall be Investors hereunder. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $220,000,000230,000,000 plus any Increased Amount in respect of the Bridge Notes. The “Increased Amount” of any Indebtedness in the form of Bridge Notes shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing such Indebtedness. (b) Issuance of Warrants. (bi) Issuance of Warrants. On the date of the First Funding Event, Parent will execute and deliver to the Warrant Agent the Warrant Agreement in the form attached hereto as Exhibit B (the “Warrant Agreement”) and issue to each Investor a warrant certificate, in the form of Exhibit A to the Warrant Agreement (each, a “Warrant” and, collectively, the “Warrants”), to purchase up to a number of shares of Common Stock of Parent set forth opposite each Investor’s name on Schedule I hereto. If Additional Investors are added to Schedule I, the number of shares opposite each such Additional Investor’s name shall be equal to the quotient of (x) such Additional Investor’s Commitment multiplied by 15%, divided by (y) $10.00. Each Warrant shall be registered in the applicable Investor’s name by the Warrant Agent in the Warrant Register. (ii) On the date of the Bridge Funding Event, Parent will execute and deliver to the Warrant Agent the Warrant Agreement in the form attached hereto as Exhibit B-1 (the “New Warrant Agreement”) and issue to each Investor a warrant certificate, in the form of Exhibit A to the New Warrant Agreement (each, a “New Warrant” and, collectively, the “New Warrants”), to purchase up to a number of shares of Common Stock of Parent set forth opposite each Investor’s name on Schedule II hereto. (c) Cancellation of Warrants. On the date of the Bridge Funding Event, each investor will forfeit and surrender to the Parent for cancellation all of the Warrants issued to such Investor prior to the Bridge Funding Event. 2

(cd) Note Fundings. The Note Obligors may issue and sell Notes at up to twothree closings (each, a “Funding Event”). (i) First Funding Event. On or prior to the third Business Day following the closing of the Merger Transaction, subject to the terms and conditions of this Agreement, the Note Obligors shall request, as set forth in Section 1(ef), and the Investors shall purchase Notes issued by the Note Obligors in a principal amount equal to not less than 65% and up to 100% of the aggregate Commitments at a Funding Event (the “First Funding Event”) on the date specified in the Funding Notice by the Note Obligors. (ii) Second Funding Event. If the First Funding Event occurs on or before December 31, 2021 and the principal amount of Notes issued in connection with such First Funding Event was equal to less than 100% of the Commitments, then subject to the terms and conditions of this Agreement, upon the Note Obligors request, as set forth in Section 1(ef), on or after January 3, 2022, the Investors shall purchase Notes issued by the Note Obligors in a principal amount equal to not more than the remaining Commitments at a Funding Event (the “Second Funding Event”) on a date specified in the Funding Notice by the Note Obligors. (iii) Bridge Funding Event. On the Amendment No. 3 Effective Date, subject to the terms and conditions of this Agreement and Amendment No. 3, the Note Obligors shall request, as set forth in Section 1(f), and the Investors shall purchase Notes issued by the Note Obligors in a principal amount equal to not more than 100% of the aggregate Bridge Funding Commitments at a Funding Event (the “Bridge Funding Event”) on the date specified in the Funding Notice by the Note Obligors. Each Investor shall make the amount of such Investor’s purchase to be made by it hereunder with respect to the Bridge Funding Event available to the Notes Agent in immediately available funds (at the Note Agent’s account identified in writing by Notes Agent) not later than 12:00 noon (New York City time) on the date of the Bridge Funding Event. Following receipt of all requested funds with respect to the Bridge Funding Event, the Notes Agent will make all such funds so received available to the Note Obligors in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Funding Notice (including all necessary wiring instructions). (iiiiv) Purchase Price. At each Funding Event, the Note Obligors will deliver to each Investor participating in each such Funding Event the Note to be purchased by such Investor, against receipt by the Note Obligors of the corresponding purchase price (the “Purchase Price”) payable by such Investor for such Note. Each of the Notes shall be registered by the Notes Agent in the applicable Investor’s name in the Notes Register. All of the transactions set forth herein to be taken at each such Funding Event, including the delivery of documents, shall be deemed to take place simultaneously at each such Funding Event. 3

(ivv) Original Issue Discount; Commitment Fee. In respect of the purchase and sale of Notes at the First Funding Event, each Investor shall have the option to elect, which election shall be specified in Schedule I hereto, to (x) reduce the Purchase Price due in respect of its Notes purchased at the First Funding Event by an amount equal to three-and-one-half percent (3.5%) of the aggregate amount of such Investor’s Commitment, or (y) receive a cash payment as a fee from the Note Obligors equal to three-and-one-half percent (3.5%) of the aggregate amount of such Investor’s Commitment. (de) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. (ef) Procedures for Funding Events. Subject to the prior satisfaction or waiver of all other applicable conditions to the sale and purchase of a Note set forth in this Agreement (other than conditions that by their nature are to be satisfied at the relevant Funding Event), to request a Funding Event, the Note Obligors (via a Responsible Officer) shall notify the Investors (which notice shall be irrevocable) by electronic mail at least five (5) Business Days prior to the applicable Funding Event (which notice may be conditional on the closing of the Merger Transaction in the case of the First Funding Event), provided that, except for the Bridge Funding Event, no Funding Event shall occur after December 31, 2022. Such notice (a “Funding Notice”) shall (i) specify the amount to be funded by each Investor (which shall be such Investor’s pro rata portion of the aggregate amount to be funded, but not in excess of such Investor’s individual Commitment), (ii) include evidence of the satisfaction of each condition in Section 5, (iii) attach any documents, including a counterpart signature page of the Note, to be executed by such Investor (which shall be returned to the Note Obligors prior to the Funding Event), (viiv) be executed by a Responsible Officer and (viiv) be sent to Notes Agent at the same time it is sent to the Investors. The Investors participating in such Funding Event shall deliver proceeds of any Note to the account designated by the Note Obligors for such purpose. Notwithstanding the forging, the Loan Notice with respect to the Bridge Funding Event may be delivered to the Investors and Notes Agent the date before such Funding Event. 2. Representations and Warranties of the Issuer Parties. Each Issuer Party represents and warrants to the Investors, as of the date made or deemed made, that: (a) Existence, Qualification and Power. Each Issuer Party is duly organized or formed, validly existing and, as applicable, in good standing under the Laws 4 of the jurisdiction of its incorporation or organization. Each Issuer Party and each Subsidiary (a) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, and (b) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a)(i) or (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the copy of the Organization Documents of each Issuer Party provided to the Investors pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect. (b) Authorization; No Contravention. The execution, delivery and performance by each Issuer Party of each Transaction Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or by which such Person or the properties of such Person or any of its Subsidiaries is bound or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b) or (c), to the extent that such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect. (c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Issuer Party of this Agreement or any other Transaction Document, (b) the grant by any Issuer Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Investors or the Collateral Agent of their rights under the Transaction Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents. (d) Binding Effect. This Agreement has been, and each other Transaction Document, when delivered hereunder, will have been, duly executed and delivered by each Issuer Party that is party thereto. This Agreement constitutes, and each other Transaction Document when so delivered will constitute, a legal, valid and binding obligation of such Issuer Party, enforceable against each Issuer Party that is party thereto in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar 5 laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). (e) Financial Statements; No Material Adverse Effect. (i) Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Group Members as of the date thereof and their results of operations, cash flows and changes in stockholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. No Group Member has, as of the Closing Date, any material Guarantees, material contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives (in each case excluding leases entered into in the ordinary course of business for apartment units, hotel units or other accommodations and guarantees in respect thereof), that (x) are not reflected in the Audited Financial Statements or (y) have been incurred after the date of such financial statements and have not been disclosed to the Investors. (ii) Quarterly Financial Statements. The most recent unaudited Consolidated balance sheets of the Group Members delivered to the Investors, and the related Consolidated statements of income or operations and cash flows for the quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Group Members as of the date thereof and their results of operations and cash flows for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. (iii) Material Adverse Effect. Since December 31, 2020 (and, in addition, after delivery of the most recent annual audited financial statements in accordance with the terms hereof, since the date of such annual audited financial statements), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (f) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Issuer Parties, threatened in writing at law, in equity, in arbitration or before any Governmental Authority, by or against any Issuer Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Transaction Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. 6

(g) No Default. Neither any Issuer Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Transaction Document. (h) Ownership of Property. Each Issuer Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (i) Environmental Compliance. (i) The Issuer Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Issuer Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (ii) Neither any Issuer Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Issuer Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Issuer Party or any of its Subsidiaries. (j) Offering. (i) Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and none of the Note Obligors nor any authorized agent acting on their behalf will take any action hereafter that would cause the loss of such exemption. (ii) Prior to the date hereof, the Note Obligors have exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any 7 of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Note Obligors’ knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Note Obligors have complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including the Note Obligors; any predecessor or affiliate of any of the Note Obligors; any director, executive officer, other officer participating in the offering, general partner or managing member of any of the Note Obligors; any beneficial owner of 20% or more of any of the Note Obligors’ outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with any of the Note Obligors in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor. (k) Maintenance of Insurance. The properties of each Note Obligor and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Note Obligor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Issuer Party or the applicable Subsidiary operates. (l) Taxes. Each Issuer Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Issuer Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to any Note Obligor or any Subsidiary. The filing and recording of any and all documents required to perfect the security interests granted to the Collateral Agent (for the benefit of the Secured Parties) will not result in any documentary, stamp or other taxes. (m) ERISA Compliance. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being 8 processed by the IRS. To the best knowledge of the Issuer Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. (ii) There are no pending or, to the best knowledge of the Issuer Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (iii) (A) No ERISA Event has occurred, and no Issuer Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (B) each Note Obligor and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (C) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Issuer Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (D) no Issuer Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (E) no Note Obligor nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (F) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan. (iv) No Note Obligor nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan. (n) Margin Regulations; Investment Company Act. (i) Margin Regulations. No Note Obligor is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Funding Event, not more than twenty-five percent (25%) of the value of the assets (either of the Parent only or of the Parent and its Subsidiaries on a Consolidated basis) will constitute margin stock (within the meaning of Regulation U issued by the FRB). 9

(ii) Investment Company Act. None of the Note Obligors is required to be registered as an “investment company” under the Investment Company Act of 1940. (o) Disclosure. Each Note Obligor has disclosed to the Investors, either directly or through public filings with the Securities and Exchange Commission, all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Issuer Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Issuer Party to the Investors in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document (in each case as modified or supplemented by other information so furnished), when furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Issuer Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; provided further that it is understood that (1) projections relate to future events and are not to be viewed as facts, (2) that the actual results during the period or periods covered by the projections may differ from the projected results included in such projections, and that such differences may be material, (3) the projections are subject to significant uncertainties, many of which are beyond the control of the Group Members and (4) no assurance can be given that the projections will be realized. (p) Solvency. The Parent is, together with its Subsidiaries on a Consolidated basis, Solvent. (q) Casualty, Etc. Neither the businesses nor the properties of any Issuer Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. (r) Sanctions Concerns; Anti-Bribery Laws. (i) Sanctions Concerns. The Group Members have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Group Members and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Group Members are not knowingly engaged in any activity that would reasonably be expected to result in any Group Member being listed on any Sanctions related list referred to in clause (a) of “Sanctioned Person”. No Group Member, or to the knowledge of any Note Obligor, any of their respective directors, officers, employees that will act for any Group Member in any capacity in connection with the credit facility established hereby, is listed 10 on any Sanctions related list referred to in clause (a) of the definition of “Sanctioned Person”. (ii) Anti-Bribery Laws. No Group Member, nor to the knowledge of any Group Member, or other Person acting on behalf of any such Group Member has taken any action, directly or indirectly, that would result in a violation by such person of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, each Note Obligor and, to the knowledge of such Note Obligor, its Affiliates have conducted their businesses in compliance in all material respects with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. (s) Issuer Parties. As of the Closing Date, the Issuer Parties constitute all of the parties that are party to the Senior Credit Agreement. (t) Labor Matters. Except as set forth on Schedule 2(t) to the Disclosure Letter, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Parent or any of its Subsidiaries as of the Closing Date and none of the Note Obligors nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date. 3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Note Obligors, as of the Closing Date and as of the date of acquisition of a Note, as follows: (a) Authorization. Such Investor has all requisite power and authority to enter into the Transaction Documents, to purchase such Note and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of such Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents has been taken or will be taken prior to the applicable Closing, and the Transaction Documents constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of such Investor is required in connection with the consummation of the transactions contemplated by the Transaction Documents. (b) Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon, among other things, such Investor’s representation to the Note Obligors, which by such Investor’s execution of this Agreement such Investor 11 hereby confirms, that the Notes will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing, the Notes. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes. (c) Reliance Upon the Investor’s Representations. Such Investor acknowledges that the Notes are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and that the Note Obligors’ reliance on such exemption is based, in part, on such Investor’s representations set forth herein. (d) Receipt of Information. Such Investor acknowledges that there has been provided or made available to it all the information it considers necessary or appropriate for deciding whether to purchase the Notes. Such Investor further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Note Obligors regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Note Obligors. The foregoing, however, does not limit or modify the representations and warranties of the Note Obligors in Section 2 of this Agreement or the right of such Investor to rely thereon. (e) Investment Experience. Such Investor is experienced in evaluating and investing in securities of companies in the development stage, is able to bear the economic risk of its investment in a Note and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Notes and is able, without impairing such Investor’s financial condition, to hold the Notes to be purchased by such Investor for an indefinite period of time and to suffer a complete loss of such Investor’s investment. Such Investor also represents it has not been organized solely for the purpose of acquiring the Notes. (f) Understanding of Risk. Such Investor is aware of (i) the highly speculative nature of the Notes, (ii) the financial hazards involved and (iii) the lack of liquidity of the Notes. (g) Accredited Investor. Such Investor represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. Such Investor has furnished or made available any and all information requested by the Note Obligors or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Such Investor covenants to provide prompt written notice to the Note Obligors in the event it ceases to be an accredited investor at any time in the future during which it continues to hold any of the Notes or any other securities of the Note Obligors. 12

(h) No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Note Obligors and that the Note Obligors have made no assurances that a public market will ever exist for the Notes or any other securities of the Note Obligors. (i) Restricted Securities. Such Investor understands that the Notes may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an exemption therefrom, and that in the absence of an effective registration statement covering the Notes or an available exemption from registration under the Securities Act, the Notes must be held indefinitely. Investor acknowledges that the Note Obligors have no obligation to make or keep “current public information” (as defined in Rule 144 under the Securities Act). (j) Legends. To the extent applicable, each certificate or other document evidencing any of the Notes shall be endorsed with the legend set forth below, and such Investor covenants that, except to the extent such restrictions are waived by the Note Obligors, such Investor shall not transfer the Notes without complying with the restrictions on transfer described in the legends endorsed on any such Note (except that the Note Obligors shall not require an opinion of counsel in connection with a transfer to an affiliated entity or pursuant to Rule 144): “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, PROVIDED THAT, EXCEPT IN THE CASE OF ANY TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE ACT, AN OPINION OF COUNSEL SHALL BE FURNISHED TO THE NOTE OBLIGORS (IF REQUESTED BY THE NOTE OBLIGORS), IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE NOTE OBLIGORS, TO THE EFFECT THAT SUCH TRANSACTION DOES NOT REQUIRE 13

REGISTRATION UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAW.” (k) Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and is not relying on any statements or representations of the Note Obligors or any of its agents, written or oral, as tax advice. (l) Exculpation. Such Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Note Obligors and their respective officers and directors, in making its investment or decision to invest in the Note Obligors. (m) No “Bad Actor” Disqualification Events. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Note Obligors’ voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Note Obligors. Such Investor covenants to provide such information to the Note Obligors as the Note Obligors may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of the Securities Act. (n) No Restricted Entities. Such Investor represents that neither it, nor any of its officers, directors or beneficial owners, is an individual or entity with whom the transactions described herein would be prohibited by a governmental authority, as identified on the United States Government Consolidated Screening List, or any other applicable governmental list or regulation that would prohibit or restrict the transactions described herein, including any prohibitions or restrictions based on the nationality of an entity or individual. (o) No Brokers or Finders. Except as previously disclosed to the Note Obligors prior to the date of this Agreement, neither such Investor nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Note Obligors would be required to pay. 4. Conditions to the Closing Date of the Investors. The occurrence of the Closing Date and each Investor’s obligations under this Agreement are subject to the fulfillment of all of the following conditions, any of which may be waived in whole or in part by the Required Investors (and with respect to the conditions set forth in Sections 4(g), 4(l) and 4(m), the Collateral Agent): 14

(a) Representations and Warranties. The representations and warranties made by the Issuer Parties in Section 2 hereof shall be true and correct on the Closing Date. (b) Performance. The Issuer Parties shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Issuer Parties on or before the Closing Date. (c) Closing Certificate. A Responsible Officer of the Note Obligors Representative shall have delivered to the Investors a certificate in the form of Exhibit G certifying that the conditions specified in Section 4(a) and Section 4(b) have been fulfilled. (d) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Note Obligors shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants. (e) Legal Requirements. The sale and issuance by the Note Obligors, and the purchase by such Investor, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investor or the Note Obligors are subject. (f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing Date and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Required Investors. (g) Transaction Documents. Each Issuer Party shall have duly executed and delivered to the Investors the following documents to which it is a party: (i) this Agreement; (ii) the Collateral Agency Agreement; and (iii) the Fee Letter. (h) Filings. All necessary filings, registrations, recordings and other actions required to be taken as of the Closing Date, and all filing, recordation, and other similar fees and all recording, stamp and other Taxes and expenses related to such filings, registrations and recordings required to be paid, for the consummation of the transactions contemplated by the Transaction Documents (or arrangements satisfactory to the Required Investors to make any such filings, registrations, recordings or other actions or to make any such payment on or immediately following the Closing Date) shall have been taken and paid, respectively (to the extent that the obligation to make payment then exists), by the Issuer Parties. 15

(i) Approvals. The Note Obligors shall have obtained any necessary approvals by each Note Obligor’s Board of Directors, the Note Obligors’ stockholders or applicable third parties. (j) Secretary’s Certificate. The Secretary of each Note Obligor and each Guarantor shall have delivered to the Investors a certificate certifying (i) a true and complete copy of the such Issuer Party’s certificate of incorporation or formation, bylaws, operating agreement or similar governing documents, (ii) resolutions of each Note Obligor’s Board of Directors and the governing body of each Guarantor approving the Transaction Documents to which such Person is party and the transactions contemplated thereunder, (iii) a certificate as to the good standing in its jurisdiction of organization and each additional jurisdiction in which such Issuer Party is qualified or licensed to do business or the failure to be so qualified or licensed could reasonably be expected to result in a Material Adverse Effect and (iv) as to the incumbency and signatures of officers of such Issuer Party. (k) Opinion. The Investors (as of the date hereof) and Collateral Agent shall have received a written opinion (addressed to the Investors and dated the Closing Date) of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Issuer Parties, in form and substance reasonably satisfactory to the Required Investors. (l) Fees. Subject to Section 7(q), concurrently with the consummation of the transactions contemplated hereby, the Note Obligors shall have paid all accrued and unpaid fees and all accrued and unpaid expenses required to be paid on the Closing Date in each case, of the Investors, Collateral Agent and Notes Agent (including, the reasonable, documented and out-of-pocket accrued and unpaid fees and expenses of counsel thereto) to the extent invoiced at least one Business Day prior to the Closing Date. (m) KYC. The Investors and the Collateral Agent shall have received, on or before the date which is three (3) Business Days prior to the Closing Date (i) all documentation and other information regarding the Issuer Parties required by regulatory authorities under applicable “know your customer” and Anti-Corruption Laws and the USA PATRIOT Act and (ii) a completed Beneficial Ownership Certification from each Issuer Party. 5. Conditions to Funding Events of the Investors. (a) Conditions to the First Funding Event. Each Investor’s obligations at any Funding Event, except as set forth in Section 5(d), or otherwise provided herein with respect to the Bridge Funding Event, are subject to the fulfillment, on or prior to such Funding Event, of all of the following conditions to the extent applicable, any of which may be waived in whole or in part by the Required Investors (and with respect to the conditions set forth in Section 5(a)(iv), the Collateral Agent): (i) Representations and Warranties. The representations and warranties made by the Issuer Parties in Section 2 hereof shall be true and correct in all 16 material respects on the date of such Funding Event; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the issuance of any Notes at such Funding Event. (ii) Performance. The Note Obligors shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Note Obligors on or before such Funding Event. (iii) Closing Certificate. A Responsible Officer of the Note Obligors Representative shall deliver to the Investors at such Funding Event a certificate certifying that the conditions specified in Section 5(a)(i) and Section 5(a)(ii) have been fulfilled. (iv) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Funding Event with certain federal and state securities commissions, the Note Obligors shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes issued at such Funding Event, except where a failure to obtain such approvals would not reasonably be expected to have a Material Adverse Effect. (v) Legal Requirements. At such Funding Event, the sale and issuance by the Note Obligors, and the purchase by such Investor, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investor or the Note Obligors are subject. (vi) Transaction Documents. Each Issuer Party shall have duly executed and delivered to the Investors and, if applicable, the Collateral Agent, the Notes Agent or the Warrant Agent, the following documents to which it is a party: (A) the Security Agreement; (B) the Warrant Agreement; (C) a Funding Notice in the time period specified in Section 1(ef); (D) each Note to be issued hereunder at such Funding Event; (E) each Warrant to be issued hereunder. (vii) Opinion. The Investors and the Collateral Agent shall have received a written opinion (addressed to the Investors and dated the date of the First 17

Funding Event) of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Issuer Parties, in form and substance reasonably satisfactory to the Required Investors. (viii) Lien Searches. The Collateral Agent shall have received completed requests for information or similar search report, dated within thirty (30) days of the Closing Date, listing all effective financing statements filed in the Office of the Secretary of State of the state of incorporation or formation, as applicable, that name any Issuer Party as debtor, together with copies of such other financing statements. (ix) Filings. All necessary filings, registrations, recordings and other actions required to be taken as of the date of such Funding Event (including filing of UCC-1 financing statements), and all filing, recordation, and other similar fees and all recording, stamp and other Taxes and expenses related to such filings, registrations and recordings required to be paid, for the consummation of the transactions contemplated by the Transaction Documents (or arrangements satisfactory to the Required Investors to make any such filings, registrations, recordings or other actions or to make any such payment on or immediately following the date of such Funding Event) shall have been taken and paid, respectively (to the extent that the obligation to make payment then exists), by the Issuer Parties. (x) TPC Credit Agreement. Prior to or substantially concurrently with the First Funding Event, all obligations under the TPC Credit Agreement shall have been repaid and any Liens securing such obligations shall have been released and terminated. (xi) Parent Joinder. Parent (as defined following the completion of the Merger Transaction) shall have become a Note Obligor immediately after the completion of the Merger Transaction by way of execution of the Joinder Agreement attached hereto as Exhibit D. (xii) Solvency Certificate. A Responsible Officer of the Note Obligors Representative shall deliver to the Investors the Solvency Certificate. (xiii) Merger Transactions. The Merger Transactions shall have been consummated in accordance with the terms and conditions of the Merger Agreement, without giving effect to any amendment, waiver, consent or other modification thereof that is materially adverse to the interests of the Investors (in their capacities as such) unless it is approved by the Investors (which approval shall not be unreasonably withheld, delayed or conditioned). (b) Conditions to the Second Funding Event. (i) Representations and Warranties. The representations and warranties made by the Issuer Parties in Section 2 hereof shall be true and correct in all material respects on the date of such Funding Event; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true and 18 correct in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the issuance of any Notes at such Funding Event. (ii) Performance. The Note Obligors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Note Obligors on or before such Funding Event, except where a failure to perform or comply would not reasonably be expected to have a Material Adverse Effect. (iii) Closing Certificate. A Responsible Officer of the Note Obligors Representative shall deliver to the Investors and Collateral Agent at such Funding Event a certificate certifying that the conditions specified in Section 5(b)(i) and Section 5(b)(ii) have been fulfilled. (iv) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Funding Event with certain federal and state securities commissions, the Note Obligors shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes issued at such Funding Event, except where a failure to obtain such approvals would not reasonably be expected to have a Material Adverse Effect. (v) Legal Requirements. At such Funding Event, the sale and issuance by the Note Obligors, and the purchase by such Investor, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investor or the Note Obligors are subject. (vi) Transaction Documents. Each Issuer Party shall have duly executed and delivered to the Investors and, if applicable, the Collateral Agent and the Notes Agent, the following documents to which it is a party: (A) Funding Notice in the time period specified in Section 1(ef); and (B) each Note to be issued hereunder at such Funding Event. (c) Second Funding Event Occurring On or After July 1, 2022. (i) If the Second Funding Event occurs on a date that is on or after July 1, 2022 to and including September 30, 2022, the Investors’ obligation to purchase Notes at the Second Funding Event shall, in addition to the conditions set forth in Section 5(b), be subject to the condition that the Note Obligors’ GAAP Net Revenue for the quarter ended June 30, 2022 was equal to or greater than $110,000,000. 19

(ii) If the Second Funding Event occurs on a date that is on or after October 1, 2022 to and including December 31, 2022, the Investors’ obligation to purchase Notes at the Second Funding Event shall, in addition to the conditions set forth in Section 5(b), be subject to the condition that the Note Obligors’ GAAP Net Revenue for the quarter ended September 30, 2022 was equal to or greater than $130,000,000. (d) Bridge Funding Event. (i) Representations and Warranties. Except for the Waived Matters (as that term is defined in Amendment No. 3) and the Forbearance Matters (as that term is defined in Amendment No. 3), the representations and warranties made by the Issuer Parties in Section 2 hereof shall be true and correct in all material respects on the date of such Funding Event; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Event of Default, other than the Forbearance Matters (as that term is defined in Amendment No. 3), shall have occurred and be continuing or result from the issuance of any Notes at such Funding Event. (ii) Performance. Except for the Waived Matters (as that term is defined in Amendment No. 3) and the Forbearance Matters (as that term is defined in Amendment No. 3), the Note Obligors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Note Obligors on or before such Funding Event, except where a failure to perform or comply would not reasonably be expected to have a Material Adverse Effect. (iii) Closing Certificate. A Responsible Officer of the Note Obligors Representative shall deliver to the Investors and Collateral Agent at such Funding Event a certificate certifying that the conditions specified in Section 5(d)(i) and Section 5(d)(ii) have been fulfilled. (iv) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Funding Event with certain federal and state securities commissions, the Note Obligors shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes issued at such Funding Event, except where a failure to obtain such approvals would not reasonably be expected to have a Material Adverse Effect. (v) Legal Requirements. At such Funding Event, the sale and issuance by the Note Obligors, and the purchase by such Investor, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investor or the Note Obligors are subject. 20

(vi) Transaction Documents. Each Issuer Party shall have duly executed and delivered to the Investors and, if applicable, the Collateral Agent and the Notes Agent, the following documents to which it is a party: (A) Funding Notice in the time period specified in Section 1(f); (B) each Bridge Note to be issued hereunder at such Funding Event; and (C) each New Warrant to be issued hereunder at such Funding Event. 6. Conditions to Obligations of the Note Obligors. The Note Obligors’ obligation to issue and sell the Notes at each Funding Event to each respective Investor is subject to the fulfillment, on or prior to the applicable Funding Event, of the following conditions, any of which may be waived in whole or in part by the Note Obligors: (a) Representations and Warranties. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made and shall be true and correct on the applicable Funding Event. (b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Funding Event with certain federal and state securities commissions, the Note Obligors shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes. (c) Legal Requirements. At the applicable Funding Event, the sale and issuance by the Note Obligors, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Note Obligors are subject. (d) Purchase Price. Such Investor shall have delivered to the Note Obligors the Purchase Price in respect of the Notes and Warrants being purchased by such Investor referenced in Section 1(b) hereof. 7. Affirmative Covenants. Each of the Issuer Parties hereby covenants and agrees that on the Closing Date and thereafter until the Termination Date, such Issuer Party shall, and shall cause each of its Subsidiaries to: (a) Financial Statements; Other Information. (i) Audited Financial Statements. (A) With respect to each fiscal year prior to Parent being a publicly reporting company, within one-hundred eighty (180) days after the end of such fiscal year of Parent, and (B) with respect to each fiscal year following Parent being a publicly reporting company, within ninety (90) days after the end of such fiscal year of Parent, deliver a Consolidated balance sheet of the Group Members as at the end of such fiscal year, and the related Consolidated statements of 21 income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Investors, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. (ii) Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Note Obligors, deliver a Consolidated balance sheet of the Group Members as of the end of such fiscal quarter, and the related Consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Note Obligors’ fiscal year than ended setting forth in each case in comparative form for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Note Obligors Representative who is a Responsible Officer as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Group Members, subject only to normal year-end audit adjustments and the absence of footnotes. (iii) Other Information. Deliver to the person(s) designated by an Investor (A) such other information that a Major Investor (as defined in the Investor Rights Agreement) is entitled to receive under the Investor Rights Agreement that such Investor reasonably requests and (B) such additional information, including current Liquidity and Liquidity projections, any intra fiscal quarter budget, projection and/or key strategic updates, and any additional financial or operating information as reasonably requested by the Investors; provided that, the Note Obligors shall deliver to the Investors a summary of the information described in (A) of this clause (iii), as well as a summary of current Liquidity and Liquidity projections, any intra fiscal quarter budget, projection and/or key strategic updates, on a quarterly basis and in no event later than five (5) Business Days following any quarterly meeting of the Parent’s or the Note Obligors’ Board of Directors. Information required to be delivered pursuant to this Section 7(a) may be delivered electronically through public filings and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such information, or provides a link thereto on Parent’s website on the Internet or at http://www.sec.govhttp://www.sec.gov; or (ii) on which such information is posted on Parent’s behalf on an Internet or intranet website, if any, to which the Investors have been granted access (whether a commercial, third-party website or whether sponsored by the Investors). Upon the request of any Investor, the Issuer Parties shall provide the information required to be delivered pursuant Section 7(a)(iii) only to the person(s) designated by such Investor to receive such information or shall not provide such information to such Investor at all. 22

(b) Notice of Event of Default. Promptly (but in any event, unless otherwise provided below, within ten (10) Business Days) notify the Investors and the Collateral Agent of the occurrence of any Event of Default; Each notice pursuant to this Section 7(b) shall be accompanied by a statement of a Responsible Officer of the Note Obligors Representative setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Note Obligors have taken and proposes to take with respect thereto. Each notice pursuant to this Section 7(b) shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached. (c) Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (i) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Note Obligor or such Subsidiary; and (ii) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property. (d) Preservation of Existence, Etc. (i) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, in each case, except in a transaction permitted by Section 8(c) or Section 8(g); (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. (e) Maintenance of Properties. (i) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. 23

(f) Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of any Note Obligor, insurance with respect to its properties and business against loss or damage of the any customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, terrorism insurance. (g) Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. (h) Books and Records. Maintain proper books of record and account, in which full, true and correct entries shall be made sufficient to prepare financial statements in accordance with GAAP and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Issuer Party or such Subsidiary, as the case may be. (i) Use of Proceeds. (i) Use of Proceeds. Use the proceeds of the issuance of the Notes for working capital and general corporate purposes not in contravention of any Law or of any Transaction Document, including repayment of the obligations under the TPC Credit Agreement. (ii) Use the proceeds of Bridge Notes solely in compliance with the Approved Budget. (j) Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect (other than any Material Contract that expires in accordance with its terms), enforce each such Material Contract in accordance with its terms, and cause each of its Subsidiaries to do so, in each case except where compliance or performance with any such Material Contract is subject to a good faith dispute or where the failure to do so could not reasonably be expected to have a Material Adverse Effect. (k) Covenant to Guarantee Obligations. (i) With respect to each Issuer Party, cause each of (1) its Domestic Subsidiaries (excluding any FSHCO), whether newly formed, after acquired, formed by Division or otherwise existing (including by conversion from a Foreign Subsidiary) to a Domestic Subsidiary) and (2) its other Subsidiaries, whether newly formed, after acquired, formed by Division or otherwise existing, that is a guarantor with respect to the obligations under the Senior Credit Agreement, in each case to promptly 24

(and in any event upon the earliest of (x) within forty-five (45) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Investors in their discretion), (y) substantially concurrently with the formation of such Subsidiary if such Subsidiary is formed by Division or (z) substantially concurrently with such Subsidiary becoming a guarantor under the Senior Credit Agreement) become a Guarantor hereunder by way of execution of a Joinder Agreement attached hereto as Exhibit C and to become party (which may be by way of joinder) to the Security Agreement. In connection therewith, the Issuer Parties shall also comply with the requirements of the Collateral Documents. (l) Covenant to Give Security. With respect to each Issuer Party, comply with the requirements of the Collateral Documents. (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Parent or any of its Subsidiaries is a party, keep such leases in full force and effect (except to the extent any such lease expires by its terms) and not allow any rights to renew such leases to be forfeited or cancelled, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect. (n) Compliance with Environmental Laws. Comply, and maintain its real property, whether owned, subleased, or otherwise operated or occupied in compliance, in all material respects with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP. (o) Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Issuer Party is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Transaction Documents, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. (p) Anti-Corruption Laws. Conduct its business in compliance in all material respects with the FCPA, the UK Bribery Act and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws. 25

26 ($15,000,000) Fiscal quarter period ending June 30, 2024 Trailing four fiscal quarter period ending March 31, 2025 ($5,000,000) ($20,000,000) Testing Period Trailing four fiscal quarter period ending June 30, 2025 ($20,000,000) Trailing two fiscal quarter period ending September 30, 2024 Free Cash Flow Trailing four fiscal quarter period ending September 30, 2025 ($10,000,000) ($20,000,000) (q) Fees. (qi) Fees. Pay all reasonable documented accrued and unpaid out-of-pocket fees and expenses of the Investors associated with performance of due diligence, structuring, negotiation, documentation and closing of this Agreement, including the costs, fees and expenses of one primary counsel and any other third-party paid by the Investors (including one local counsel in each applicable jurisdiction) invoiced at least one Business Day prior to the Closing Date, provided that the Note Obligors shall not be required to pay any such fees and expenses in excess of $400,000. Pay to Collateral Agent and Notes Agent all amounts due under the Collateral Agency Agreement and the Fee Letter. (ii) Pay the Notes Agent for the account of each Investor the Applicable Bridge OID (PIK). (r) Issuance of Warrant. Cause the Warrants to be issued as and when required under Section 1(b). (s) Minimum Liquidity. Maintain Liquidity of the Note Obligors on a consolidated basis at all times in excess of $50,000,000.00(i) as of the last day of each fiscal quarter ending prior to the consummation of the Supplemental Bridge Letter in excess of $15,000,000.00 and (ii) as of the last day of each fiscal quarter ending after the consummation of the Supplemental Bridge Letter in excess of the Agreed Levels. (t) Free Cash Flow. Maintain Free Cash Flow, measured on a consolidated basis with respect to the applicable testing period set forth below and tested on the last day of each testing period set forth below, in positive excess of the applicable amount specified below: Trailing four fiscal quarter period ending December 31, 2025 ($20,000,000) Trailing three fiscal quarter period ending December 31, 2024

27 ($15,000,000) Trailing four fiscal quarter period ending September 30, 2026 ($5,000,000) Each trailing four fiscal quarter period ending thereafter Trailing four fiscal quarter period ending June 30, 2026 $0 Trailing four fiscal quarter period ending March 31, 2026 (u) Compliance Certificates. Together with each delivery of financial statements pursuant to Sections 7(a)(i) and 7(a)(ii), deliver (i) a duly executed and completed compliance certificate (A) certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (B) certifying compliance with Section 7(s) and setting forth reasonably detailed calculations of Liquidity as of the last day of the fiscal period presented in such financial statements, which calculations shall separate out Liquidity attributable to Note Obligors from Liquidity attributable to non-Notes Obligors, and (C) certifying compliance with Section 7(t) and setting forth reasonably detailed calculations of Free Cash Flow of the Note Obligors and their Subsidiaries on a consolidated basis for the applicable testing period. (v) Budget and Variance Reporting. (i) On June 6, 2024, deliver a Cash Flow Forecast to the Investors for the week ending June 8, 2024; (ii) On June 21, 2024, on or before 5:00 p.m., New York City time, and each Friday thereafter, deliver to the Investors (or their advisors or other designated representatives) a Variance Report for the Variance Testing Period ended on the previous Friday; (iii) the Note Obligors shall deliver to Investors (or their advisors or other designated representatives) a Cash Flow Forecast in form and substance reasonably satisfactory to the Required Investors on or before 5:00 p.m., New York City time, on each Friday after the Amendment No. 3 Effective Date (commencing June 14, 2024), and at any other time at the Note Obligors’ election for the Required Investors to consider as the newly Approved Budget; and (iv) The most recently delivered Cash Flow Forecast shall become the Approved Budget upon approval in writing by the Required Investors in their sole discretion; provided that, if the Required Investors do not approve any Cash Flow Forecast, the prior Approved Budget shall remain in place and in full effect until a new Cash Flow Forecast is not objected to by the Required Investors and becomes the Approved Budget. (v) On the last day of each Variance Testing Period and tested as of the previous Friday for each Variance Report delivered to the Investors, ($10,000,000)

the Borrower shall not have made “Operating Disbursements” and “Non-Operating Disbursements” (as those terms are used in the Approved Budget) in an amount that exceeds 117.5% of budgeted “Operating Disbursements” and “Non-Operating Disbursements” (as those terms are used in the Approved Budget) under the Approved Budget; provided, notwithstanding anything herein, for purposes of calculating the variance amount pursuant to this Clause (v), expenditures and disbursements shall not include any professional fees of advisors or legal counsel. (w) Investor Calls. Participate in weekly conference calls with the Investors (which calls may be a single conference call together with investors and lenders holding other securities or indebtedness of the Note Obligors), such calls to be held at such time as may be reasonably requested by the Investors, to review the financial results and the financial condition of the Note Obligors and their Subsidiaries. (x) Retention of Alix Partners. The Note Obligors shall continue to retain Alix Partners, or such other financial advisor acceptable to the Investors, to provide financial advisory services including cash flow forecasting, financial reporting and other customary services until the earlier of (a) December 31, 2024 and (b) the date on which the Investors consent in writing to the termination of such retention. (y) Additional Financial Covenants. The Note Obligors shall comply with the Additional Financial Covenants. 8. Negative Covenants. Until the Termination Date, each Issuer Party covenants and agrees with the Investors that: (a) Indebtedness. The Issuer Parties shall not, nor shall they permit any of their Subsidiaries to, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except: (i) Indebtedness under the Notes and the other Transaction Documents; (ii) Indebtedness outstanding on the date hereof or that may be incurred pursuant to commitments existing on the date hereof and listed on Schedule 8(a) to the Disclosure Letter and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor (or Persons that may be required to become direct or contingent obligors) with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; (iii) Indebtedness incurred pursuant to the Senior Credit Agreement which, with respect to the original principal amount of loans plus the face amounts of outstanding letters of credit, shall not exceed at the time of incurrence, when 28 taken together with the then outstanding principal amount of Indebtedness incurred pursuant to Section 8(a)(xvii), and the then outstanding Indebtedness incurred pursuant to Section 8(a)(xx), the greater of (x) (A) 60,000,000 plus (B) the result of (1) the product of the number of Live Units multiplied by $4,000 minus (2) $10,000,000, and (y) (A) $60,000,000 plus (B) the result of (1) 100% of Consolidated Adjusted EBITDA as calculated as of the four quarter period most recently ended minus (2) $10,000,000; (iv) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 8(b)(ix); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $1,100,000; (v) Unsecured Indebtedness of (i) any Issuer Party to any other Issuer Party, (ii) any Issuer Party to any Subsidiary that is not an Issuer party, (iii) any Subsidiary that is not an Issuer Party to any Issuer Party in connection with an Investment permitted under the provisions of Section 8(f)(iii)(iv) or Section 8(f)(xv), and (iv) any Subsidiary that is not an Issuer Party to any other Subsidiary that is not an Issuer Party; provided, in each case, that such indebtedness shall (x) to the extent required by the Investors, be evidenced by promissory notes which shall be pledged to the Collateral Agent as Collateral for the Secured Obligations in accordance with the terms of the Security Agreement and (y) be on terms (including subordination terms) acceptable to the Investors; (vi) Guarantees of the Parent or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Note Obligor or any other Guarantor; (vii) Indebtedness of any Person that becomes a Subsidiary of the Parent after the date hereof in a transaction permitted hereunder in an aggregate principal amount not to exceed $1,100,000; provided that such Indebtedness is existing at the time such Person becomes a Subsidiary of the Parent (and was not incurred solely in contemplation of such Person’s becoming a Subsidiary of the Parent); (viii) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; provided that the aggregate Swap Termination Value thereof shall not exceed $1,100,000 at any time outstanding (ix) on or prior to the date of the First Funding Event, Indebtedness outstanding pursuant to the TPC Credit Agreement; (x) Indebtedness consisting of obligations of any Group Member incurred in a Permitted Acquisition or any other Investment permitted by Section 8(f) or any Disposition permitted by Section 8(c) constituting indemnification 29 obligations or obligations in respect of purchase price or consideration (including earnout obligations) or similar adjustments payable in cash in an aggregate amount at any time outstanding not to exceed $1,100,000; (xi) unsecured Indebtedness in an aggregate principal amount not to exceed (A) $5,500,0004,500,000 in respect of past due rent payments or past due accounts payable and (B) $1,000,000 in respect of other unsecured Indebtedness, in each case at any time outstanding; (xii) Indebtedness incurred pursuant to the IQ Loan Agreement and the Guarantee thereof by Parent pursuant to the IQ Loan Documents in an aggregate principal amount not to exceed $30,000,000 (Canadian) at any time outstanding; (xiii) Pari Passu Lienany other Indebtedness that is expressly permitted by the Approved Budget; (xiv) Indebtedness which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under Section 5(h)(i) of the Notes; and (xv) Indebtedness incurred with corporate credit cards not exceeding $3,500,000 in the aggregate at any time outstanding; (xvi) Indebtedness for reimbursement obligations under the Existing HSBC Letters of Credit; (xvii) Indebtedness secured by Liens permitted by Section 8(b)(xxv); (xviii) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (xix) Indebtedness arising from customary cash management and treasury services, and the honoring of a check, draft or similar instrument against insufficient funds; and (xx) Indebtedness for reimbursement obligations under letters of credit, other than those issued under the Senior Credit Agreement and the Existing HSBC Letters of Credit, so long as such Indebtedness shall not exceed at the time of incurrence, when taken together with the then outstanding principal amount of Indebtedness incurred pursuant to Section 8(a)(xvii), and the then outstanding Indebtedness incurred pursuant to Section 8(a)(iii), the greater of (x) (A) 60,000,000 plus (B) the result of (1) the product of the number of Live Units multiplied by $4,000 minus (2) $10,000,000, and (y) (A) 30

$60,000,000 plus (B) the result of (1) 100% of Consolidated Adjusted EBITDA as calculated as of the four quarter period most recently ended minus (2) $10,000,000. (b) Liens. The Issuer Parties shall not, nor shall they permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues whether now owned or hereafter acquired except for the following (the “Permitted Liens”): (i) Liens pursuant to any Transaction Document; (ii) Liens existing on the Closing Date and listed on Schedule 8(b)(ii) of the Disclosure Letter and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8(a)(ii), (iii) the direct or any contingent obligor with respect thereto is not changed except as permitted by Section 8(a), and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8(a)(ii); (iii) Liens for taxes, fees, assessments or other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (iv) Liens of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted; provided adequate reserves with respect thereto are maintained on the books of the applicable Person; (v) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; (vi) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vii) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; 31

(viii) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 5(h)(i) of the Notes; (ix) Liens securing Indebtedness permitted under Section 8(a)(iv); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and additions, accessions and improvements to such property and the proceeds of such property, and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; (x) Liens arising out of judgments or awards not resulting in an Event of Default; provided the applicable Issuer Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; (xi) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Issuer Party or any Subsidiary thereof in the ordinary course of business and covering only the assets so leased, licensed or subleased; (xii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Parent or any Subsidiary of the Parent or becomes a Subsidiary of the Parent; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Parent or such Subsidiary or acquired by the Parent or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 8(a)(vii); (xiii) Liens securing obligations under the Senior Credit Agreement or, on or prior to the date of the First Funding Event, the TPC Credit Agreement; (xiv) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (xvi) inchoate or statutory Liens or other possessory Liens and public utility Liens; provided that the same are either in respect of obligations not in default or being contested in good faith by appropriate proceedings; (xvii) Liens in favor of any landlord on furniture, décor and other kitchenware and household supplies like linens and towels located in any leased properties held out for rent in the ordinary course of business; provided that (i) such Liens are granted in exchange for favorable security deposit terms and (ii) such Liens do not at 32 any time encumber any property other than furniture and décor located in such leased property; (xviii) Liens granted by Hospitalité securing obligations permitted pursuant to Section 8(a)(xii); (xix) Liens securing additional Pari Passu Lien Indebtedness in an original principal amount not to exceed (i) $220,000,000, less the original principal amount of Indebtedness incurred under Section 8(a)(i), that are pari passu with the Liens securing the Notes;[reserved]; (xx) without duplication of Liens permitted by Section 8(b)(xxiii), Liens on cash collateral securing obligations incurred under Section 8(a)(xv); (xxi) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any of its Subsidiaries, in each case in the ordinary course of business in favor of the bank or banks or financial institutions with which such accounts are maintained, securing solely the customary amounts owing to such bank or financial institution with respect to cash management and account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and (xxii) Liens securing obligations in an aggregate principal amount not to exceed the greater of $30,000,0003,000,000 or 151.5% of the consolidated total assets of Parent determined in accordance with GAAP at any time.; (xxiii) Liens in favor of HSBC Bank USA, N.A. on (i) the Permitted HSBC Accounts during the Transition Period and (ii) the Permitted HSBC Cash Collateral Accounts in an amount not to exceed (x) 110% of the aggregate amount to be drawn under, and related reimbursement obligations in respect of, the Existing HSBC Letters of Credit, subject to any reasonable time periods required by HSBC Bank USA, N.A. to facilitate release of such cash collateral, plus (y) obligations with respect to credit cards issued by HSBC Bank USA, N.A. or its affiliates in an aggregate amount not to exceed $3,500,000.00 that are permitted by Section 8(a)(xv); (xxiv) (i) non-exclusive licenses of Intellectual Property granted in the ordinary course of business, and (ii) licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; and (xxv) Liens (i) on furniture, décor and other kitchenware and household supplies acquired or held by Issuer Parties or their Subsidiaries incurred for financing the acquisition of such furniture, décor and other kitchenware and household supplies securing no more than $25,000,000 in the aggregate amount outstanding, or (ii) existing on such furniture, décor and other kitchenware and household supplies when 33 acquired, if the Lien is confined to the property and accessions, improvements and the proceeds of such furniture, décor and other kitchenware and household supplies. (xxvi) Liens on cash collateral securing Indebtedness permitted by Section 8(a)(xx) that do not exceed 105% of the face amount of such Indebtedness. With respect to any Lien securing indebtedness in the form of Bridge Notes that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. (c) Dispositions. The Issuer Parties shall not, nor shall they permit any of their Subsidiaries to, make any Disposition, except: (i) Permitted Transfers; (ii) Dispositions of obsolete or worn-out property, whether now owned or hereafter acquired, in the ordinary course of business; (iii) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (iv) Dispositions by the Parent and its Subsidiaries not otherwise permitted under this Section; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (iv) in any fiscal year shall not exceed $5,500,000; (v) Dispositions permitted by Section 8(b), Section 8(d), Section 8(f) or Section 8(g); (vi) Dispositions of new or used furniture, décor and other kitchenware and household supplies such as linens and towels, and any other similar personal property located in units leased by Parent or any of its Subsidiaries or used in connection with the operations of Parent or any of its Subsidiaries, to landlords or guests on such terms and conditions as may be determined by Parent or such Subsidiary in its reasonable business judgment; (vii) Any Disposition with respect to which: (A) the Parent or one of its Subsidiaries receives consideration at least equal to the fair market value (as determined in good faith by Parent and such fair market value shall be determined as of the date of contractually agreeing to such Disposition) of the assets subject to such Disposition; and 34

(B) at least 75% of the consideration from such Disposition received by the Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and (C) the proceeds are applied or to be applied in accordance with clauses (1), (2) or (3) of the definition of Net Available Cash or, when required, are offered or to be offered to redeem Notes in compliance with Section 4(c) of each Note; and (viii) Dispositions in connection with the Permitted Tax Restructuring. (d) Restricted Payments. The Issuer Parties shall not, nor shall they permit any of their Subsidiaries to declare or make, directly or indirectly, any Restricted Payment, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom: (i) each Subsidiary may make Restricted Payments to any Issuer Party or any of their Subsidiaries that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; (ii) the Parent and each Subsidiary may declare and make dividend payments or other distributions (a) payable solely in common Equity Interests of such Person and (b) in the case of such dividend payments or other distributions in respect of Disqualified Equity Interests, payable solely in kind using Disqualified Equity Interests of such Person; (iii) the Parent or any Subsidiary may redeem, retire, purchase or otherwise acquire for value Equity Interests of the Parent or such Subsidiary (i) in exchange for other Equity Interests of the Parent or such Subsidiary permitted to be issued under this Agreement or (ii) upon the conversion of Qualified Equity Interests or the exercise, exchange or conversion of stock options, warrants or other rights to acquire Equity Interests of the Parent or such Subsidiary; (iv) redemptions, exchanges or other transfers of Equity Interests, and cash in lieu of fractional shares, pursuant to the Exchange Rights Agreement, dated as of December 18, 2019, by and among Parent, Sonder Canada, Sonder Exchange ULC and the holders of Sonder Canada exchangeable shares and the related provisions of Sonder Canada’s Articles of Arrangement and the Parent’s certificate of incorporation; and (v) the Parent may makeany other Restricted Payments in an aggregate amount during any fiscal year of the Parent not to exceed $5,500,000that are expressly permitted by the Approved Budget; and 35

(vi) Subsidiaries may make Restricted Payments in connection with the Permitted Tax Restructuring. (e) Transactions with Affiliates. The Issuer Parties shall not, nor shall they permit any of their Subsidiaries to enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Issuer Party, (b) transfers of cash and assets to any Issuer Party, (c) intercompany transactions (i) between Issuer Parties not involving any other Affiliate or (ii) expressly permitted by this Agreement, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors, (e) Restricted Payments permitted by Section 8(d), and (f) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate. (f) Investments. The Issuer Parties shall not, nor shall they permit any of their Subsidiaries to, make or hold any Investments, except: (i) Investments held by the Parent and its Subsidiaries in the form of cash or Cash Equivalents; (ii) advances to officers, directors and employees of the Parent and Subsidiaries in an aggregate amount not to exceed $165,000 in any fiscal year of the Parent for travel, entertainment, relocation and analogous ordinary business purposes; (iii) (i) Investments by the Parent and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Parent and its Subsidiaries in Issuer Parties, (iii) additional Investments by Subsidiaries of the Parent that are not Issuer Parties in other Subsidiaries that are not Issuer Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Issuer Parties in wholly-owned Subsidiaries that are not Issuer Parties (x) to fund capital requirements of Subsidiaries in an aggregate amount under this clause (x) not to exceed $11,000,000 in any fiscal year, (y) for one time start-up costs associated with any newly created Foreign Subsidiary in an aggregate amount under this clause (y) not to exceed $11,000,000 in any fiscal year and (z) in connection with a Permitted Acquisition in an aggregate amount under this clause (z) not to exceed $11,000,000 in any fiscal year; provided that the aggregate Investments in respect of this Section 8(f)(iii)(iv) shall not at any time exceed $27,500,000 at any time outstanding;[reserved] and (z) [reserved]; (iv) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; 36

(v) Guarantees permitted by Section 8 and unsecured guarantees of obligations not constituting Indebtedness in the ordinary course of business; (vi) Investments existing on the date hereof (other than those referred to in Section 8(f)(iii)(i)) and set forth on Schedule 8(f) of the Disclosure Letter; (vii) Permitted Acquisitions (other than of CFCs and Subsidiaries held directly or indirectly by a CFC which Investments are covered by Section 8(f)(iii)(iv)); (viii) Investments not exceeding $5,500,000 in the aggregate in any fiscal year of the Borrowers; provided that no Event of Default has occurred and is continuing or would result from such Investment; (ix) Loans to employees, officers and directors relating to the purchase of Equity Interests pursuant to employee stock option or purchase plans or agreements; provided that the aggregate outstanding amount of any such Loans made in cash shall not exceed $275,000 per year; (x) intercompany liabilities arising from cash management, tax, and accounting operations and intercompany loans, advances or indebtedness, in each case having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business; (xi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and (xii) Investments of any Person that becomes a Subsidiary after the Closing Date pursuant to a Permitted Acquisition; provided that (i) such Investments exist at the time such Person is acquired and (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary; (xiii) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (xiv) Investments in connection with the Permitted Tax Restructuring.; and (xv) Any Investments that are expressly permitted by the Approved Budget. (g) Fundamental Changes. The Issuer Parties shall not, nor shall they permit any of their Subsidiaries to, merge, dissolve, liquidate, consolidate with or into 37 another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom: (i) any Subsidiary may merge with (i) any Note Obligor; provided that such Note Obligor shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries (other than a Note Obligor), provided that when any Issuer Party (other than a Note Obligor) is merging with another Subsidiary, such Issuer Party or a Person that becomes an Issuer Party substantially concurrently with such merger shall be the continuing or surviving Person; (ii) any Issuer Party (other than a Note Obligor) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Note Obligor or to another Issuer Party; (iii) any Subsidiary that is not an Issuer Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation or dissolution) to (i) another Subsidiary that is not an Issuer Party or (ii) to an Issuer Party; (iv) so long as no Default has occurred and is continuing, any Subsidiary of the Parent may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger or consolidation shall be a wholly-owned (other than director’s qualifying shares or shares required by applicable law to be held by a third party) Subsidiary of the Parent, (ii) in the case of any such merger or consolidation to which a Note Obligor is a party, such Note Obligor is the surviving Person and, (iii) in the case of any such merger or consolidation to which any Issuer Party (other than any Note Obligor) is a party, such Issuer Party or a Person that becomes an Issuer Party substantially concurrently with such merger or consolidation is the surviving Person; (v) the Issuer Parties and their Subsidiaries may consummate the Permitted Tax Restructuring. (h) Changed in Nature of Business. The Issuer Parties shall not, nor shall they permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the date hereof or any business substantially related or incidental thereto. (i) Amendments to Organization Documents; Fiscal Year; Legal Name; Accounting Changes. The Issuer Parties shall not, nor shall they permit any of its Subsidiaries to, (a) amend or permit any amendments to any of its Organization Documents, if such amendment, termination, or waiver would be adverse to the Investors in any material respect; (b) change its fiscal year; provided that any acquired Subsidiary may change its fiscal year to coincide with the Note Obligors’ fiscal year; (c) without providing at least ten (10) days prior written notice to the Investors (or such shorter period of time as agreed to by the Required Investors), change its name, state of 38 formation, form of organization or principal place of business; or (d) make any change in accounting policies or reporting practices, except as required by GAAP. (j) Additional Guarantors. The Issuer Parties will not permit any of their Subsidiaries to become an obligor with respect to any Indebtedness under the Senior Credit Agreement unless such Subsidiary, contemporaneously, executes and delivers a joinder, a form of which is attached as Exhibit C, providing for a Guaranty of the Guaranteed Obligations and joinders to the Subordination Agreement and Collateral Documents, together with any other filings and agreements required by the Collateral Documents to create or perfect the security interests benefit of the Collateral Agent in the Collateral of such Subsidiary, if applicable. Notwithstanding the foregoing, (i) no covenant that would breach the terms of Section 7.09 of the Senior Credit Agreement or Section 12; Dispositions, Liens and Encumbrances of the TPC Credit Agreement shall be effective until the date of the First Funding Event and (ii) nothing in any Note Document shall prohibit or restrict the consummation of the Merger Transaction and the transactions related thereto. 9. Guaranty. (a) Guaranty of the Obligations. The Guarantors jointly and severally hereby irrevocably, absolutely and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations of each Note Obligor in its capacity as a Guarantor shall exclude any Direct Issuer Obligations. (b) Payment by Guarantors. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Note Obligors or any other Guarantor to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in cash, ratably to the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Note Obligors’ becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Note Obligors for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Beneficiaries as aforesaid. (c) Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a 39 guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows: (i) this Guaranty is a guaranty of payment when due and not of collectability and this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety; (ii) the Issuer Party may enforce this Guaranty during the continuation of an Event of Default notwithstanding the existence of any dispute between the Note Obligors and any Beneficiary with respect to the existence of such Event of Default; (iii) the obligations of each Guarantor hereunder are independent of the obligations of the Note Obligors and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Note Obligors, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Note Obligors, any such other guarantor or any other Person and whether or not the Note Obligors, any such other guarantor or any other Person is joined in any such action or actions; (iv) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Beneficiaries are awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; (v) any Beneficiary, upon such terms as it deems appropriate under the relevant Transaction Document, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed 40

Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Issuer Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Transaction Documents; and (vi) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Transaction Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the change, reorganization or termination of the corporate structure or existence of the Note Obligors or any of their Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, whether or not consented to by any Beneficiary; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Note Obligors or any other Person may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any 41 manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor in respect of its Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law; provided, however, that this limitation shall not apply to any Note Obligor with respect to its Direct Issuer Obligations. (d) Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (1) proceed against the Note Obligors, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (2) proceed against or exhaust any security held from the Note Obligors, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Issuer Party or any other Person, or (4) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Note Obligors or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Note Obligors or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) any rights to set offs, recoupments and counterclaims, (iii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (iv) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Note Obligors and notices of any of the matters referred to in Section 9(c) and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, in each case other than the indefeasible payment in full of the Guaranteed Obligations. (e) Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full (other than contingent 42 indemnification obligations for which no claim has been made), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Note Obligors or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Note Obligors with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Note Obligors, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Note Obligors or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Note Obligors, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall not have been paid in full, such amount shall be held in trust for the Beneficiaries and shall forthwith be paid over to Beneficiaries to be credited and applied ratably against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. (f) Subordination of Other Obligations. Any Indebtedness of the Note Obligors or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Beneficiaries and shall forthwith be paid over to the Beneficiaries to be ratably credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. (g) Continuing Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in effect until all of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Beneficiaries and their successors, transferees and 43 assigns. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations. (h) Authority of Guarantors or the Note Obligors. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Note Obligors or the officers, directors or any agents acting or purporting to act on behalf of any of them. (i) Financial Condition of the Note Obligors. Any Note may be sold by the Note Obligors, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Note Obligors or any other Issuer Party at the time of any such grant or continuation, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Note Obligors or any other Issuer Party. Each Guarantor has adequate means to obtain information from the Note Obligors and the other Issuer Parties on a continuing basis concerning the financial condition of the Note Obligors and the other Issuer Parties and their respective ability to perform their obligations under the Transaction Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Note Obligors and each other Issuer Party and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Note Obligors or any other Issuer Party now known or hereafter known by any Beneficiary. (j) Bankruptcy, Etc. (i) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Required Investors, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Note Obligors or any other Issuer Party. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Note Obligors or any other Issuer Party or by any defense which the Note Obligors or any other Issuer Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. (ii) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Beneficiaries that the Guaranteed Obligations which are 44 guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Note Obligors or any other Issuer Party of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Investors in respect of, any such interest accruing after the date on which such case or proceeding is commenced. In the event that all or any portion of the Guaranteed Obligations are paid by the Note Obligors, or any Subsidiary of the Note Obligors, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder 10. Miscellaneous. (a) Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Note Obligors and the Required Investors; provided, however, that no such amendment, waiver or consent shall without each affected Investor’s written consent: (i) reduce the principal amount of or change the Maturity Date of any Note, (ii) reduce the rate of or change the stated time for payment of principal or interest of any Note, (iii) extend or increase any Commitment of any Investor without the written consent of such investor, (iv) reserved, (v) make any Note payable in a currency other than that stated in such Note, (vi) change the ranking of any Note in any manner adverse to the rights of the affected Investor, (vii) modify in a manner adverse to the rights of any Investor the provisions related to the redemption of any Note, (viii) impair the right of any Investor to receive payment on, or with respect to, any Note or impair the right to initiate suit for the enforcement of any delivery or payment on, or with respect to, any Note, (ix) modify any Transaction Document in a manner that disproportionately adversely affects any Investor; provided, that treating all Investors in the same manner shall be deemed not to disproportionately adversely affect any Investor, (x) waive any condition set forth in Sections 4 or 5 or (xi) waive compliance with or modify this Section 10(a) in a manner adverse to any Investor; provided further, however, that no such amendment, waiver or consent shall without the written consent of Collateral Agent and Notes Agent, change the duties, rights, benefits or responsibilities of such Person or otherwise impact such Person. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto. Notwithstanding the forgoing, the Note Obligors and the Collateral Agent may amend or supplement any Transaction Document without the consent of any Investor to (1) cure any ambiguity, defect or inconsistency which is not material, (2) to make, complete or confirm any grant of Collateral permitted or required by any of the Collateral Documents, (3) to revise any schedule to reflect any change in notice information, (4) to revise the name of the Collateral Agent on any UCC financing statement or other Collateral Document as may be necessary to reflect the replacement of the Collateral Agent; provided that the Collateral Agent shall receive and may conclusively rely upon an Officers’ Certificate of the Note Obligors stating that the 45 execution of such amendment, modification or supplement is authorized and permitted by this Agreement and the Transaction Documents and that all conditions precedent to the execution thereof have been complied with. (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state. (c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement. (d) Successors and Assigns. Subject to the restrictions on transfer described in Section 10(g) and the Notes, the rights and obligations of the Note Obligors and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. In connection with any assignment or transfer of the Notes by an Investor in accordance with the terms of the Notes, (i) the Notes Agent shall update Schedule I to reflect such assignment or transfer and provide a copy of such updated Schedule I to the Collateral Agent, (ii) the assigning Investor shall, on the date of any such transfer or assignment, provide written notice to the Notes Agent and Collateral Agent of such assignment or transfer (including the amount of such assignment or transfer and the name of the assignee or transferee) together with a completed administrative questionnaire, tax forms, any “know your customer” documentation and other forms with respect to any new Investors as may be required or requested by the Collateral Agent pursuant to the Collateral Agency Agreement, (iii) any new Investor shall execute a “Joinder Agreement” (as defined in the Collateral Agency Agreement) and (iv) a processing and recordation fee of $3,500 shall be paid by assignor to Notes Agent. Notwithstanding the foregoing, no Investor may directly or indirectly offer, sell, assign or transfer its commitment to purchase Notes without the prior written consent of the Note Obligors (such consent not to be unreasonably withheld). Notwithstanding the foregoing an Investor may transfer its commitment in whole or in part without the consent of the Note Obligors to any Affiliate which (i) is not a natural person and is an “accredited investor” (as defined in Regulation D under the Securities Act), and (ii) has the financial ability to perform the obligation to purchase Notes, provided notice of such assignment is delivered to the Notes Agent. In connection with any assignment or direct transfer of a commitment hereunder (in whole or in part), the transferor and transferee shall enter into an Assignment and Assumption Agreement in the form of Exhibit E hereto. Any purported assignment of a Note made without complying with the provisions of this Section 10(d) shall be void and of no effect. For the avoidance of doubt, nothing herein shall restrict in any way any transfer or assignment by an Investor of the Warrants (or any portion thereof) or the shares of Common Stock acquired pursuant to the exercise of such Warrants. (e) Jurisdiction and Process; Waiver of Jury Trial. (i) Each Issuer Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, 46

The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Transaction Documents. To the fullest extent permitted by applicable law, each Issuer Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (ii) Each Issuer Party agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 10(e)(i) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. (iii) Each Issuer Party consents to process being served by or on behalf of any Investor in any suit, action or proceeding by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 10(i) or at such other address of which such holder shall then have been notified pursuant to said Section. Each Issuer Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (iv) Nothing in this Section 10(e) shall affect the right of any Investor, Collateral Agent or Notes Agent to serve process in any manner permitted by law, or limit any right that the Investors, Collateral Agent or Notes Agent may have to bring proceedings against any Issuer Party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (v) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO 47

ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(e). (f) Tax Treatment. The parties agree that for U.S. federal income tax purposes, (i) the Notes shall be treated as “debt” and shall not be treated as “contingent payment debt instruments” within the meaning of U.S. Treasury regulation section 1.1275-4, (ii) the Warrants and the Notes are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code, and (iii) the fair market values of the Warrants will be determined in good faith by the Note Obligor Representative after the Closing Date in accordance with Section 1273(c)(2)(B) of the Code and Treasury Regulations Section 1.1273-2(h). No party will take a position that is inconsistent with the foregoing on any tax return unless otherwise required by applicable law or a final determination of the IRS or other applicable Governmental Authority. (g) Assignment by the Note Obligors. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Note Obligors without the prior written consent of each of the Required Investors. (h) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Note Obligors and the Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. (i) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and mailed or delivered to each party as follows: (i) if to an Investor, at such Investor’s address set forth in the Notes Register, or (ii) if to the Note Obligors, at the address set forth on the Note Obligors’ signature page hereto, or at such other address as the Note Obligors shall have furnished to the Investors and Collateral Agent in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid. (j) Expenses. The Note Obligors will pay the reasonable costs and expenses of the Investors, including legal fees and expenses (limited to legal fees and expenses of a single counsel to the Investors and, if reasonably required by the Required Investors, a single local counsel of the Investors, (and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction, but specifically excluding any separate counsel engaged by any individual Investor)) relating to (i) enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being an Investor, (ii) any work-out or restructuring of the 48 transactions contemplated hereby and by the Notes and (iii) preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve the liens granted pursuant to the Transaction Documents and the rights of the Investors or of the Collateral Agent for the benefit of the Secured Parties. The Note Obligors will pay the fees and expenses of the Collateral Agent as set forth in the Collateral Agency Agreement and the Fee Letter. (k) Confidentiality. Each Investor acknowledges and agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose any business, technical, financial or other information or materials (whether written, oral or in any other form) provided to such Investor (whether by the Note Obligors or its advisors or other representatives) in connection with or pursuant to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, together with all analyses, compilations, interpretations, notes, studies or other documents prepared by such Investor or its Permitted Disclosees (as defined below) which contain or otherwise reflect such information or materials or such Investor’s review of, or interest in, the Note Obligors or any of the foregoing (collectively, the “Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10(k) by such Investor), (b) is required to be disclosed by law or a governmental authority; provided, however, that an Investor may disclose Confidential Information to officers, directors, members, Affiliates or limited partners or their respective general partners, employees and legal, tax and accounting advisors of such Investor who have a need to know such information for the purpose of monitoring and evaluating such Investor’s investment in the Note Obligors (and/or advising such Investor in connection with such purpose) and who have expressly agreed to treat such Confidential Information confidentially in accordance with this Agreement (collectively, the “Permitted Disclosees”), (c) is disclosed to any Qualified Transferee (as defined in the Notes) to which any Investor sells or offers to sell a Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 10(k)) or (d) if an Event of Default has occurred and is continuing, is disclosed to any Person to the extent that any Secured Party may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under any Transaction Document, provided that such Secured Party uses reasonable efforts to ensure that the recipient of such information maintains the confidentiality of such Confidential Information. For the avoidance of doubt, such Investor shall not be permitted to disclose, divulge or use any Confidential Information to any Person if such Person, in the reasonable good faith determination of each Note Obligor’s Board of Directors, carries on any business that is substantially similar to such Note Obligor’s business. Even where any disclosure, divulgence or use of any Confidential Information is permitted pursuant hereto, each Investor agrees that it will not export or re-export any Confidential Information except in compliance with all United States and other export control laws and regulations. Each Investor further agrees to protect and maintain, and to cause each Permitted Disclosee to protect and maintain, the confidentiality and security of, and to exercise the highest standard of care as it exercises to prevent the unauthorized disclosure or unauthorized use of its own proprietary information, which shall be no less than reasonable care, with 49 respect to, the Confidential Information. Each Investor shall be liable for any disclosure or unauthorized use by the Permitted Disclosees or other representatives of such Investor in contravention of this Section 10(k), and shall take reasonably appropriate steps to safeguard the Confidential Information from disclosure, misuse, espionage, loss and theft. Each Investor further agrees to notify the Note Obligors in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of the Confidential Information, which may come to its attention. In the event that an Investor or any of its Permitted Disclosees receives a request or is required by a governmental authority to disclose all or any Confidential Information, such Investor or its Permitted Disclosees, as the case may be, agree to (A) immediately notify the Note Obligors of the existence, terms and circumstances surrounding such request, (B) consult with the Note Obligors on the advisability of taking legally available steps to resist or narrow such request and (C) assist the Note Obligors in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Note Obligors waives compliance with the provisions hereof, such Investor or its Permitted Disclosees, as the case may be, may disclose to any governmental authority only that portion of the Confidential Information which such Investor is advised by counsel is legally required to be disclosed, and such Investor shall exercise its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. Nothing in this Section 10(k) shall in any way limit or otherwise modify any confidentiality covenants entered into by any Investor pursuant to any other agreement entered into with the Note Obligors. Notwithstanding anything to the contrary herein, the Note Obligors acknowledges and agrees that each Investor may disclose such information in respect of the Note Obligors and the Investor’s interest therein as is required under applicable securities laws, rules or regulations or rules of a national securities exchange. The Note Obligors consent in advance to such disclosure and any such disclosure shall not constitute a breach of this Section 10(k). (l) Separability of Agreements; Severability of this Agreement. The Note Obligors’ agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. (m) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals. (n) Collateral Agent. 50

(i) Each Investor hereby appoints and authorizes Alter Domus (US) LLC as Collateral Agent hereunder and in respect of the Collateral Documents, with such powers as are expressly delegated to the Collateral Agent in the Collateral Agency Agreement and the other Transaction Documents, together with such other powers are as reasonably incidental thereto. (ii) Each Investor hereby instructs the Collateral Agent to enter into the Collateral Agency Agreement and the other Collateral Documents on the Closing Date. (iii) The Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities as set forth in the Collateral Agency Agreement and the Pledge and Security Agreement, as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein. (o) Release of Guarantors and Collateral. A Guarantor shall automatically be released from its obligations under the Transaction Documents upon the request of the Note Obligors, in connection with a transaction permitted under this Agreement, as a result of which such Guarantor ceases to be a wholly owned Subsidiary; provided that, if so required by this Agreement, the Required Investors shall have consented to such transaction and the terms of such consent shall not have provided otherwise. (i) Upon the occurrence of the Termination Date, all obligations under the Transaction Documents shall be automatically released. (ii) In connection with any termination or release pursuant to this Section 10(o), the Investors and the Collateral Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents provided to it that such Guarantor shall reasonably request to evidence such termination or release so long as the Note Obligors or the applicable Guarantor shall have provided such certifications or documents in order to demonstrate compliance with this Agreement. (iii) The Collateral Agent shall, at the Note Obligors’ request and at the Note Obligors’ expense, release any Lien on any property granted to or held by the Collateral Agent under any Transaction Document (A) upon satisfaction of any conditions to release specified in any Collateral Document, (B) that is disposed of or to be disposed of as part of or in connection with any disposition permitted hereunder or under any other Transaction Document to any Person other than an Issuer Party, (C) if approved, authorized or ratified in writing by the Required Investor or all Investors, as applicable, as provided under this Agreement, (D) owned by a Guarantor upon release of such Guarantor from its obligations under the Guaranty, or (E) as expressly provided in the Collateral Documents; provided that the Collateral Agent shall receive and may conclusively rely upon an Officers’ Certificate of the Note Obligors stating that such release is authorized and permitted by this Agreement and the Transaction Documents and that all conditions precedent to such release have been complied with. 51

(iv) In the event that (i) all the Equity Interests in any Guarantor are sold, transferred or otherwise disposed of to a Person other than the Note Obligors or its Subsidiaries in a transaction permitted under this Agreement, (ii) a Guarantor ceases to be a Domestic Subsidiary or (iii) a Guarantor would become an Excluded Subsidiary upon the consummation of any transaction permitted hereunder, the Investors shall, at the Note Obligors’ expense, promptly take such action and execute such documents as the Note Obligors may reasonably request to terminate the Guaranty of such Guarantor. (p) Collateral Agent as Third Party Beneficiary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall be a third party beneficiary under this Agreement and the Notes and shall have all of the rights and benefits of a third party beneficiary hereunder and thereunder, including an independent right of action to enforce any provisions in this Agreement or the Notes directly against any or all of the Issuer Parties and the Investors. This provision and any rights, benefits and privileges of the Collateral Agent in this Agreement or the Notes shall not be modified or amended without the Collateral Agent’s prior written consent. (q) Note Obligors Representative. (i) Appointment; Nature of Relationship. Parent is hereby appointed by each of the Note Obligors as its contractual representative (herein referred to as the “Note Obligors Representative”) hereunder and under each other Transaction Document, and each of the Note Obligors irrevocably authorizes the Note Obligors Representative to act as the contractual representative of such Note Obligor with the rights and duties expressly set forth herein and in the other Transaction Documents. The Note Obligors Representative agrees to act as such contractual representative upon the express conditions contained in this Section 10(q). Additionally, the Note Obligors hereby appoint the Note Obligors Representative as their agent to receive all of the proceeds of the Notes in the Note Obligors’ accounts, at which time the Note Obligors Representative shall promptly disburse such proceeds to the Note Obligors. The Investors, the Collateral Agent, the Notes Agent and their respective officers, directors, agents or employees, shall not be liable to the Note Obligors Representative or any Note Obligor for any action taken or omitted to be taken by the Note Obligors Representative or the Note Obligors pursuant to this Section 10(q). (ii) Powers. The Note Obligors Representative shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Note Obligors Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Note Obligors Representative shall have no implied duties to the Note Obligors, or any obligation to the Investors to take any action thereunder except any action specifically provided by the Transaction Documents to be taken by the Note Obligors Representative. (iii) Employment of Agents. The Note Obligors Representative may execute any of its duties as the Note Obligors Representative hereunder and under any other Transaction Document by or through authorized officers. 52

(iv) Successor Note Obligor Representative. The Note Obligors Representative may resign at any time, such resignation to be effective upon the appointment of a successor Note Obligors Representative. (v) Execution of Transaction Documents. The Note Obligors hereby empower and authorize the Note Obligors Representative, on behalf of the Note Obligors, to execute and deliver to the Investors, the Collateral Agent and the Notes Agent the Transaction Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Transaction Documents. Each Note Obligor agrees that any action taken by the Note Obligors Representative or the Note Obligors in accordance with the terms of this Agreement or the other Transaction Documents, and the exercise by the Note Obligors Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Note Obligors. (Signature Page Follows) 53

APPENDIX 1 DEFINITIONS As used in this Agreement, the following terms have the meanings specified below: “Acquisition” means any transaction or series of related transactions resulting in the acquisition by the Note Obligors or any of their Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person. “Additional Financial Covenants” means the additional financial covenants agreed to by the Investors and Note Obligors in the Supplemental Bridge Letter, which may include, without limitation, minimum liquidity, minimum free cash flow, and minimum fixed charge coverage. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreed Levels” means, the thresholds and levels, including in respect of the Additional Financial Covenants, agreed to by the Investors and Note Obligors in the Supplemental Bridge Letter. “Amendment No. 3” means that certain Waiver, Forbearance and Third Amendment dated as of the Amendment No. 3 Effective Date, among the Note Obligors, the Guarantors party thereto, the Investors listed on the signature pages thereto and the Collateral Agent. “Amendment No. 3 Effective Date” means the “Agreement Effective Date” as defined in Amendment No. 3. “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and other anti-bribery or anti-corruption laws in effect in jurisdictions in which the Parent or any of its Subsidiaries do business. “Applicable Bridge OID (PIK)” means, with respect to any Bridge Funding Commitments, an upfront fee in an amount equal to 2.00% of such Bridge Funding Commitments, payable in kind by adding such amount to the principal of the applicable Bridge Notes. “Approved Budget” means the Cash Flow Forecast prepared by the Issuer Parties, as approved by the Investors in their sole discretion. “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit E or as otherwise approved by the Required Investors from time to time. 54

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease. “Audited Financial Statements” means the audited Consolidated balance sheet of Parent and its Subsidiaries for the fiscal year ended December 31, 2020, and the related Consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, including the notes thereto. “Available Excess Proceeds” means Net Available Cash that is not applied or invested (or committed pursuant to a written agreement to be applied or invested) within 365 days after receipt (or in the case of any amount committed to be so applied or reinvested, which are not actually so applied or reinvested within 180 days following such 365 day period): (a) in the case of any Disposition by a Subsidiary that is not a Guarantor or consisting of Equity Securities of a Subsidiary that is not ana Guarantor, to repay Indebtedness of a Subsidiary that is not a Guarantor within 90 days of receipt of such Net Available Cash; (b) to reinvest in or acquire assets (including Equity Securities or other securities purchased in connection with the acquisition of Equity Securities or property of another Person that is or becomes a Subsidiary of the Company) used or useful in a Related Business; provided that to the extent the assets subject to such Disposition were Collateral, such newly acquired assets shall also be Collateral; or (c) to (i) repay, prepay, purchase, redeem or otherwise acquire Priority Payment Lien Obligations (and, if the Priority Payment Lien Obligations so repaid, prepaid, purchased, redeemed or acquired, is under a revolving credit facility, effect a permanent reduction in the availability thereunder in an amount equal to the aggregate principal amount of Priority Payment Lien Obligations under such revolving credit facility so repaid, prepaid, purchased, redeemed or acquired), or (ii) cash collateralize Priority Payment Lien Obligations. “Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Beneficiary” means each holder of a Note, the Collateral Agent and the Notes Agent. “Board” means the Board of Governors of the Federal Reserve System of the United States of America. 55

“Board of Directors” of any Person means the board of directors or comparable governing body of such Person or any committee thereof duly authorized to act on its behalf. “Bridge Funding Commitments” means as to each Investor, the amount set forth opposite each Investor’s name as a Bridge Funding Commitment on Schedule II to this Agreement. “Bridge Funding Event” has the meaning set forth in Section 1(d)(iii). “Bridge Notes” means the Notes issued pursuant to this Agreement in connection with a Bridge Funding Event, substantially in the form of Exhibit A-1. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed. “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that, all obligations that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Transaction Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Transaction Documents. “Cash Equivalents” means: (1) United States dollars, or money in other currencies received in the ordinary course of business, (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition, (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s, (4) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above, 56

(5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within one year after the date of acquisition, (6) money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (5) above; (7) other investments permitted from time to time under the investment policy of Parent and approved by Parent’s board of directors from time to time; and (8) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes. “Cash Flow Forecast” means a 13-week cash flow forecast of the Issuer Parties, on a consolidated basis, for the then applicable period, as approved by the Investors in their sole discretion, which shall include, among other things, anticipated cash collections and receipts and anticipated disbursements for each calendar week covered thereby. “CFC” means (a) each Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957 of the Code and the U.S. Treasury regulations promulgated thereunder) and (b) each Subsidiary of any such controlled foreign corporation described in clause (a) above. “Closing Date” means December 10, 2021. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Investors. “Collateral Access Agreement” means a landlord waiver, bailee letter, processor letter or acknowledgment of any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon, or having rights or interests in any Issuer Party’s or its Subsidiaries’ books and records, equipment or inventory, in each case, in form and substance reasonably satisfactory to the Investors. “Collateral Agency Agreement” means that certain Collateral Agency Agreement, dated as of the date hereof, between the Issuer Parties, the Collateral Agent and the Investors. “Collateral Agent” means Alter Domus (US), LLC, a Delaware limited liability company. “Collateral Documents” means, collectively, the Security Agreement, any Joinder Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Investors pursuant to Section 7(k) or 7(i), and each of the other agreements, instruments or documents delivered by or on behalf of any Issuer Party pursuant to this Agreement or any of the other Transaction Documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties. 57

“Commitment” means, as to each Investor, the amount set forth opposite each Investor’s name on Schedule I to this Agreement. “Commitments” means the aggregate Commitments of all Investors. “Common Stock” means the common stock, par value $0.0001 per share, of the Parent. “Consolidated” means, when used with reference to financial statements or financial statement items of the Parent and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP. “Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period plus, all as determined on a consolidated basis, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of: (a) consolidated tax expense based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes paid or accrued during such period, (b) total interest expense, and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations or such derivative instruments, and financial institution and letter of credit fees and costs of surety bonds in connection with financing activities plus expenses associated with the equity component of, and any mark to market losses with respect to, convertible debt instruments, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) extraordinary, unusual or non-recurring costs, fees, charges and other expenses, including fees, charges and expenses incurred that are (or are expected to be within one year of the end of such period with a deduction in the subsequent period to the extent not so reimbursed or paid) reimbursed or actually paid by a third party or under indemnification or reimbursement provisions, (f) costs or expenses reasonably identified by Parent as incurred in connection with entry into or expansion of new markets, strategic initiatives and contracts, software development and new systems design, new product offerings, project start-up costs, and related integration and systems establishment costs, including any on-going operating losses in respect thereof for a period of no more than 24 months after commencement of such operations or expansion, (g) non-cash equity-based compensation expenses and payroll tax expense related to equity-based compensation expenses, (h) any other non-cash charges, non-cash expenses or non-cash losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period); provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated Adjusted EBITDA in the period when such payments are made, (i) transition, integration, business optimization and similar fees, charges and expenses related to acquisitions, business combinations, dispositions and exiting lines of business, (j) restructuring, discontinued operations or similar charges, (k) pro forma “run rate” cost savings, operating expense reductions and synergies (including expected revenue enhancements) relating to acquisitions, business combinations, dispositions and other initiatives that are reasonably identifiable and projected in good faith by Parent to result from actions that have been taken or with respect to which substantial steps have been taken or initiated or are expected to be taken with the first eight full 58 fiscal quarters after such event, (l) accruals or expenses related to settlements or payment of legal claims, (m) foreign currency translation expense, (n) transaction costs associated with this Agreement and the Merger Transactions and the transactions contemplated hereby and thereby and with any actual, proposed or contemplated issuance of Equity Interests (including any expense relating to enhanced accounting functions or other costs associated with becoming a public company), the making of any Investment, acquisition, joint venture or disposition, or the issuance or incurrence of Indebtedness or refinancings, (o) in connection with acquisitions of foreign Subsidiaries, expenses recognized on conversion from IFRS to GAAP for items capitalized under IFRS but expensed under GAAP, and (p) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Adjusted EBITDA pursuant to clause (iii) below for any previous period and not added back; provided that, for any period, the aggregate amount added pursuant to clauses (f), (i), (j) and (k) shall not exceed 35% of Adjusted EBITDA for the applicable period (calculated before giving effect to such addbacks); and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of: (i) interest income, (ii) any extraordinary income or gains determined in accordance with GAAP, and (iii) any other non-cash income other than accrual of revenue in the ordinary course of business (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (h) above). “Consolidated Net Income” for any period, the net income (loss) of Parent and its Subsidiaries on a consolidated basis determined in conformity with GAAP; provided, however, that there will not be included in the determination of Consolidated Net Income the effect of: (a) with respect to any Subsidiary that is not wholly owned but whose net income is consolidated in whole or in part with the net income of Parent, the income of such Subsidiary solely to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any law applicable to such Subsidiary; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid by such Subsidiary to Parent or any other Subsidiary; (b) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations (including pursuant to any sale and leaseback) which is not sold or otherwise disposed of in the ordinary course of business; (c) the cumulative effect of a change in accounting principles; and (d) any recapitalization or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements, as a result of any consummated Acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development). In addition, proceeds from any business interruption insurance received in such period or which is reasonably expected to be received in a subsequent period and within one year of the underlying loss shall be added to Consolidated Net Income; provided, that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period. 59

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent. “Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world. “Covered Persons” has the meaning given to such term in Section 2(j)(ii). “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Direct Issuer Obligations” means any Obligations of the Note Obligors under this Agreement. “Disclosure Letter” means the disclosure letter, dated the Closing Date, delivered by the Note Obligors to the Investors and the Collateral Agent, as supplemented on the First Amendment Effective Date. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and whether effected pursuant to a Division or otherwise) of any property by any Note Obligor or Subsidiary, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition. “Disqualified Equity Interest” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than (i) solely for Qualified 60

Equity Interests or (ii) with respect to redeemable preferred equity with an aggregate issuance amount not to exceed $100,000,000, on terms acceptable to the Required Investors), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Notes and the Obligations (other than contingent indemnification obligations and expense reimbursement obligations not then due and payable) and the termination or satisfaction of the Commitments), (b) are redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity InterestsInterest or (ii) with respect to redeemable preferred equity with an aggregate issuance amount not to exceed $100,000,000, on terms acceptable to the Required Investors) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Notes and all other Obligations (other than contingent indemnification obligations and expense reimbursement obligations not then due and payable) and the termination or satisfaction of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into, or exchangeable for, Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is ninety-one (91) days after the latest scheduled maturity date of the Notes; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Parent or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’ or officers’ termination, death or disability; provided further that Equity Interests constituting Qualified Equity Interests when issued shall not cease to constitute Qualified Equity Interests solely as a result of the subsequent extension of the latest scheduled maturity date of the Notes and Commitments. “Disqualification Events” has the meaning given to such term in Section 2(j)(ii). “Division” means reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act, or any analogous action taken pursuant to any other applicable Laws. “dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States. “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including 61 those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that, notwithstanding the foregoing, the term Equity Interests shall not include debt instruments that are convertible into, or exchangeable for, capital stock and cash in lieu of fractional shares. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Note Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Note Obligor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Note Obligor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Note Obligor or any ERISA Affiliate or (i) a failure by any Note Obligor or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Note Obligor or any ERISA Affiliate to make any required contribution to a Multiemployer Plan. “Event of Default” has the meaning set forth in the Notes. “Excluded Assets” has the meaning specified in the Security Agreement. 62

“Excluded Subsidiary” means any Subsidiary of the Note Obligors that is not required to guarantee the Obligations pursuant to Section 9, each Foreign Subsidiary and any Domestic Subsidiary substantially all of the assets of which (whether held directly or through one or more entities disregarded for U.S. federal income tax purposes) consist of capital stock (or capital stock and debt) (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs. “Existing HSBC Letters of Credit” means the letters of credit issued by HSBC Bank USA, N.A. for the account of the Issuer Parties prior to the First Amendment Effective Date, as disclosed on Schedule 8(a)(xvi) to the Disclosure Letter. “FCPA” has the meaning set forth in Section 2(r)(ii). “Fee Letter” means that certain Fee Letter dated as of the date hereof, by and among Sonder Holdings, Sonder USA, Sonder Hospitality, the Collateral Agent and the Notes Agent. “Financial Officer” means the chief financial officer, treasurer, chief accounting officer, head of finance, vice president of finance or corporate controller of the Note Obligors. “First Amendment Effective Date” means December 21, 2022. “First Funding Event” has the meaning set forth in Section 1(cd)(i). “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Free Cash Flow” means cash used in operating activities of the Notes Obligors and their Subsidiaries, as set forth in the Statement of Cash Flows, minus cash used for purchase of property and equipment and capitalization of internal-use software, plus cash paid for restructuring costs and non-recurring items, including expenses associated with re-negotiation of leases. “FSHCO” has the meaning set forth in the Security Agreement. “Funding Event” has the meaning set forth in Section 1(cd). “Funding Notice” has the meaning set forth in Section 1(ef). “GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis. “GAAP Net Revenue” means net revenue of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, 63 instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank). “Group Members” means the Parent and its Subsidiaries. “Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification obligations. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guaranteed Obligation” has the meaning set forth in Section 9(a). “Guarantor” means each Person that shall have become a party hereto as a “Guarantor” and shall have provided a Guaranty of the Obligations by executing and delivering a Joinder Agreement; provided that for purposes of Section 9, the term “Guarantors” shall also include the Note Obligors (except with respect to the Direct Issuer Obligations). “Guaranty” means the guaranty of each Guarantor set forth in Section 9. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law. “Hospitalité” means Hospitalité Sonder Canada Inc. 64

“IFRS” means international financial reporting standards within the meaning of IAS Regulation 1606/2002. “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) accrued expenses and accounts payable in the ordinary course of business and not past due for more than ninety (90) days, (ii) accruals for payroll and other liabilities accrued in the ordinary course of business and (iii) earnout obligations unless required to be reflected as liabilities on the balance sheet of such Person in accordance with GAAP); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interest in such Person; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any other entity to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. Notwithstanding the foregoing, Indebtedness shall not include (1) deferred revenue incurred by any Person in the ordinary course of business, (2) intercompany liabilities arising from cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness, in each case having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business and (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller. 65

“Intellectual Property” has the meaning set forth in the Security Agreement. “Investment” means any loan, advance (other than advances to employees or other providers of services for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (by way of Guarantee or otherwise) or capital contributions by the Note Obligors or any of their Subsidiaries to any other Person (other than any Issuer Party), and any Acquisitions. “Investors” has the meaning given to such term in the introductory paragraph to this Agreement. “Investor Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement, dated as of April 3, 2020, by and among Sonder Holdings, Sonder Canada Inc. and the persons and entities listed on Schedule A thereto, as amended on May 3, 2020 and as further amended on March 11, 2021. “Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Note Obligor or any Subsidiary. “IQ Loan Agreement” means that certain financing letter agreement, dated as of December 15, 2020, by and between Hospitalité and Investissement Québec, as executed by Hospitalité on or about December 22, 2020. “IQ Loan Documents” means the IQ Loan Agreement and all other agreements, instruments and other documents entered into in connection with the IQ Loan Agreement or otherwise setting forth the terms of the IQ Loan Agreement, as may be amended, supplemented or otherwise modified from time to time. “IRS” means the United States Internal Revenue Service. “Issuer Party” or “Issuer Parties” shall mean, individually or collectively, the Note Obligors and the Guarantors. “Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D, in the case of Parent, or Exhibit C, for all other Guarantors, executed and delivered in accordance with the provisions of Section 5(a)(xi) or Section 7(k), as applicable. “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and 66 permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Liquidity” means as of any date of determination, the sum of (a) the amount of the Availability Amount (as defined in the Senior Credit Agreement) the Note Obligors are permitted to draw in compliance with the terms of the Senior Credit Agreement as of such date, plus (b) the amount of Consolidated unrestricted cash and Cash Equivalents of the Notes Obligors and their Subsidiaries, as reflected on the Consolidated balance sheets delivered pursuant to Section 7.1(a)(i) or Section 7.1(a)(ii), as applicable. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing). “Live Units” means, as of any date of determination, the number of units of Parent and its Subsidiaries rented or available to rented. “Margin Stock” has the meaning assigned to such term in Regulation U of the Board as in effect from time to time. “Marketable Securities” means, without duplication of any of the items described in the definition of Cash Equivalents, investments permitted pursuant to the Parent’s investment policy as approved by the Board of Directors (or committee thereof) of the Parent from time to time. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Group Members, taken as a whole; (b) a material impairment of the rights and remedies, taken as a whole, of the Investors under the Transaction Documents, or of the ability of any Issuer Party to perform its payment obligations under any Transaction Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Issuer Party of any Transaction Document to which it is a party. “Material Contract” means, with respect to any Person, each contract or agreement (excluding leases of units rented to third parties in the ordinary course of business) (a) to which such Person is a party involving aggregate consideration payable to or by such Person of $250,000 or more in any fiscal year or (b) otherwise material to the business, financial condition, operations, performance or properties of such Person or (c) any other contract, agreement, permit or license, written or oral, of any Group Member as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; provided that any employment offer letter that would be a Material Contract under clause (a) shall not be a Material Contract for purposes of this definition. 67

“Maturity Date” means (a) with respect to Notes other than Bridge Notes, December 10, 2026 and (b) with respect to Bridge Notes, December 31, 2024. “Merger Agreement” shall mean the Agreement and Plan of Merger, dated April 29, 2021, as amended, by and among Sonder Holdings, Parent, Sunshine Merger Sub I, Inc., a Delaware corporation, and Sunshine Merger Sub II, LLC, a Delaware limited liability company. “Merger Transactions” shall mean the transactions contemplated by the Merger Agreement. “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Note Obligor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Note Obligor or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Available Cash” means cash payments from a Disposition made pursuant to Section 8(c)(vii) received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Disposition or received in any other non-cash form) therefrom, in each case net of (1) all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Disposition, (2) all payments made on any Indebtedness (other than Priority Payment Lien Obligations, Pari Passu Lien Indebtedness and Indebtedness secured by Liens that are junior to the Liens securing the Notes) that is secured by any assets subject to such Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Disposition, or by applicable law be repaid out of the proceeds from such Disposition, (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Disposition, (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Disposition and retained by any Note Obligor after such Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and (5) any portion of the purchase price from a Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Disposition); provided, however, that in the cases of clauses (4) 68 and (5), upon reversal of any such reserve or the termination of any such escrow, Net Available Cash shall be increased by the amount of such reversal or any portion of funds released from escrow to any Note Obligor. “Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Note Obligors or one or more Subsidiaries, primarily for the benefit of employees of the Note Obligors or such Subsidiaries or any Issuer Party residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code. “Note Obligor” or “Note Obligors” shall mean, individually or collectively, Sonder Holdings, Sonder USA, Sonder Hospitality, and after the closing of the Merger Transaction and the execution of the Joinder Agreement, Parent. “Note Obligors Representative” has the meaning set forth in Section 10(q). “Notes” means the notes issued by the Note Obligors under this Agreement , substantially in the form of Exhibit Awhich for the avoidance of doubt, includes the Bridge Notes. “Notes Agent” means, initially, Alter Domus (US) LLC, a Delaware limited liability company, or such other entity appointed in accordance with the terms of the of the Collateral Agency Agreement. “Notes Register” means records maintained by the Notes Agent. “Obligations” means all amounts owing by any Issuer Party to the Investors, Collateral Agent or Notes Agent under the Notes (including for the avoidance of doubt, the Bridge Notes), the Security Agreement, this Agreement or any other Transaction Document and all interest which accrues after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable. “OFAC” means the United States Treasury Department Office of Foreign Assets Control. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, trust or other form of business entity, the partnership or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of 69 its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction). “Original Principal Amount” shall have the meaning specified in each Note. “Outstanding Principal Balance” shall have the meaning specified in each Note. “Parent” shall mean, (i) prior to the closing the Merger Transactions, Sonder Holdings, Inc., a Delaware corporation, and (ii) after the closing of the Merger Transactions, Sonder Holdings Inc., a Delaware corporation, previously known as, prior to the closing of the Merger Transactions, Gores Metropoulos II, Inc. “Pari Passu Lien Indebtedness” means any Indebtedness (and any refinancings, refundings, renewals or extensions thereof) that (a) is secured by a Lien granted under the Security Agreement that ranks pari passu with the Liens securing the Notes in an aggregate principal amount not to exceed $220,000,000 less the aggregate Outstanding Principal Balance of the Notes and (b) has economic terms and conditions that are no more favorable to the holders of such Pari Passu Lien Indebtedness than the terms of the Notes, including without limitation that such Pari Passu Lien Indebtedness shall mature on or after the Maturity Date of the any Note, shall not require any offers to repurchase, or prepayments or redemptions of, such Pari Passu Lien Indebtedness that are not required by the Transaction Documents with respect to the Notes, shall not be the obligation of any person who is not an Issuer Party, and shall not be secured by any assets that are not Collateral. “Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Act” means the Pension Protection Act of 2006. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Note Obligor and 70 any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Permits” means any and all approvals, permits, registrations, permissions, licenses, authorizations, consents, certifications, actions, orders, waivers, exemptions, variances, franchises, filings, declarations, rulings, registrations and applications from or issued by any Governmental Authority. “Permitted Acquisitions” means an Acquisition by an Issuer Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Parent and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as: (a) no Default shall then exist or would exist after giving effect thereto; (b) the Collateral Agent shall have received (or shall receive in connection with the closing of such Acquisition or will receive when required by Section 7(k)) a first priority perfected security interest in all Collateral acquired with respect to the Target in accordance with the terms of Section 7(k) and the Target, if a Person, shall have executed or will execute a Joinder Agreement in accordance with the terms of Section 7(k); (c) the Investors shall have received at least twenty (20) days prior (or such later date as is agreed by the Required Investors) to the consummation of such Acquisition (i) a description of the material terms of such Acquisition, (ii) to the extent available, audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) consolidated projected income statements of the Group Members (giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior (or such later date as is agreed by the Required Lenders) to the consummation of any Permitted Acquisition with a purchase price in excess of $5,000,000, a certificate executed by a Responsible Officer of the Note Obligors Representative certifying that such Permitted Acquisition complies with the requirements of this Agreement and the requirements of this definition, and attaching copies of such other agreements, instruments and documents as the Required Investors shall request; (d) such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) (if required) of the applicable Issuer Party and the Target; (e) all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all applicable requirements of Law; (f) no Issuer Party shall, as a result of or in connection with any such purchase or acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of such purchase or acquisition, could reasonably be expected to result in the existence or incurrence of a Material Adverse Effect; 71

(g) no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Indebtedness permitted by the terms of Section 8(a); (h) if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Note Obligor or another Issuer Party shall acquire such assets; provided that, notwithstanding the foregoing, the Acquisition may be structured so that a Subsidiary that is not an Issuer Party may acquire assets if such Acquisition, including the book value of such assets, is in all respects acceptable to the Required Investors; (i) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U; (j) (i) if such Acquisition involves a merger or a consolidation involving a Note Obligor, such Note Obligor shall be the surviving entity, and (ii) if such Acquisition involves a merger or a consolidation involving any Issuer Party (other than a Note Obligor), such Issuer Party or a Person that becomes an Issuer Party prior to or substantially concurrently with the consummation of such Acquisition shall be the surviving entity; (k) the total consideration (including fair market value of property given, the value of the Equity Interests of the Parent or any Subsidiary to be transferred and the maximum potential total amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred) (i) in connection with any single Acquisition shall not exceed $10,000,000 and (ii) for all Acquisitions made during the term of the Notes shall not exceed $25,000,000. “Permitted HSBC Accounts” means the Issuer Parties’ existing deposit and securities accounts with HSBC Bank USA, N.A. existing as of the First Amendment Effective Date containing an aggregate amount not to exceed, (a) from the First Amendment Effective Date through and including the first seven (7) days after the First Amendment Effective Date, an unlimited amount and (b) during the remainder of the Transition Period, $10,000,000. “Permitted HSBC Cash Collateral Accounts” means the Note Obligors’ existing deposit accounts with HSBC Bank USA, N.A., which were established solely to hold cash collateral for fee and reimbursement obligations in connection with the Existing HSBC Letters of Credit and/or obligations under credit cards issued by HSBC Bank USA, N.A. or its affiliates that are permitted by Section 8(a)(xv). “Permitted Liens” has the meaning set forth in Section 8(b). “Permitted Tax Restructuring” means a tax restructuring in form and substance reasonably acceptable to the Investors (which acceptance may be confirmed by the Investors via email), including, for the avoidance of doubt, the tax restructuring for foreign entities as described to the Investors on or prior to the Second Amendment Effective Date, which is deemed acceptable to the Investors. “Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Parent or any Subsidiary; provided, that if the transferor of such property is an Issuer Party then the transferee thereof must be an Issuer Party or the book value of the assets transferred by such Issuer Party to a Subsidiary that is not and 72

Issuer Party shall not exceed $11,500,000 in the aggregate in any fiscal year; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Group Members; (e) the sale or disposition of Cash Equivalents for fair market value; and (f) dispositions of furniture, décor and kitchenware and other household supplies (like linens and towels) by any Group Member to any other Group Member or another Subsidiary in the ordinary course of business. “Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) that is subject to ERISA and either (i) maintained for employees of any Note Obligor or any ERISA Affiliate or (ii) pursuant to which any Note Obligor or any ERISA Affiliate is required to contribute on behalf of any of its employees. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Pledged Equity” has the meaning specified in the Security Agreement. “Priority Payment Lien Obligations” means obligations under the Senior Credit Agreement and any other Indebtedness secured by Permitted Liens. “Purchase Price” has the meaning set forth in Section 1(cd)(iii). “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of Parent and its Subsidiaries and any reasonable extension or evolution of any of the foregoing. “Related Parties” or “Related Party” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived. “Required Investors” means the Investors holding at least two-thirds of the aggregate Outstanding Principal Balance of the then-outstanding Notes. “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of an Issuer Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 5(c), the secretary or any assistant secretary of an Issuer Party. Any document delivered hereunder that is signed by a Responsible Officer of an Issuer Party shall be conclusively presumed to have been authorized by all 73 necessary corporate, partnership and/or other action on the part of such Issuer Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Issuer Party. To the extent requested by the Investors, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Investors, appropriate authorization documentation, in form and substance satisfactory to the Investors. “Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Parent or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Parent or any of its Subsidiaries, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Issuer Party or any of its Subsidiaries, now or hereafter outstanding. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business. “Sale and Leaseback Transaction” means, with respect to any Note Obligor or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Note Obligor or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and within ninety (90) days thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control (and any successor performing similar functions) of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority. “Second Amendment” means the Second Omnibus Amendment and Waiver dated as of November 6, 2023, by and among the Note Obligors, the Investors and the Agent. “Second Amendment Effective Date” has the meaning set forth in the Second Amendment. 74

“Second Funding Event” has the meaning set forth in Section 1(cd)(ii). “Secured Parties” means the Investors, the Collateral Agent and the Notes Agent in each case from time to time. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Security Agreement” means that certain Pledge and Security Agreement, in substantially the form attached hereto as Exhibit H, by and among the Issuer Parties and the Collateral Agent, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time. “Senior Credit Agreement” means (i) the Credit Loan and Security Agreement, dated as of December 21, 2022, as amended from time to time, by and among the Issuer Parties, as co-borrowers, and Silicon Valley Bank, as lender, as may be further amended, supplemented or otherwise modified from time to time; and (ii) any extension, refinancing, renewal, replacement, defeasance or refunding of the obligations described in clause (i), so long as the same is with a commercial bank or similar lending institution. “Solicitor” has the meaning given to such term in Section 2(j)(ii). “Solvency Certificate” means a Solvency Certificate of the chief financial officer of Parent substantially in the form of Exhibit F. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Sonder Holdings” shall have the meaning set forth in the introductory paragraph hereof, and after the closing of the Merger Transaction shall mean Sonder Holdings LLC, the surviving entity from the merger of Sonder Holdings Inc. and Sunshine Merger Sub II, LLC pursuant to the Merger Agreement. “Statement of Cash Flows” means a Consolidated statement of cash flows delivered pursuant to Section 7.1(a)(i) or Section 7.1(a)(ii), as applicable. 75

“Subordination Agreement” means that certain Intercreditor and Subordination Agreement, by and among the Investors, Collateral Agent, Silicon Valley Bank, the Guarantors and the Note Obligors, dated as of December 21, 2022, as amended from time to time. “Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity (including by value) or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned (directly or indirectly), controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent. “Supplemental Bridge Letter” means a written agreement entered into after the Amendment No. 3 Effective Date by the Investors and Note Obligors regarding the Additional Financial Covenants, Agreed Levels, additional mechanics of the Bridge Notes and other terms mutually agreed by the Investors and Note Obligors. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and 76 termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts. “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property, in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes” shall have the meaning specified in the Notes. “Termination Date” means the date on which (a) the Commitments have expired or been terminated and (b) the principal of and interest on each Note and all fees and other Obligations payable under the Transaction Documents (other than any inchoate indemnity obligations) shall have been paid in full pursuant to the terms of the Notes. “TPC” means TriplePoint Capital LLC and/or TriplePoint Venture Growth BDC Corp., as applicable. “TPC Credit Agreement” means the Plain English Growth Capital Loan and Security Agreement, dated as of December 28, 2018, by and among Sonder USA, Sonder Canada, and the other borrowers from time to time party thereto, TriplePoint Venture Growth BDC Corp., as a lender and as collateral agent, and TriplePoint Capital LLC, as a lender, as may be amended, supplemented or otherwise modified from time to time. “Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world. “Transaction Documents” means this Agreement (including any amendment hereto or waiver hereunder), the Notes, each Collateral Document, the Collateral Agency Agreement, the Fee Letter and each other similar document, letter agreement, agreement or instrument in connection with the transactions expressly contemplated by this Agreement or that evidences, secures or supports the Obligations under this Agreement, the Notes and the Collateral Documents. 77

“Transition Period” means is the period of time commencing on the First Amendment Date through February 19, 2023. “UK Bribery Act” has the meaning set forth in Section 2(r)(ii). “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof. “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year. “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time. “Variance Report” means a weekly variance report prepared by a Responsible Officer of the Issuer Parties, comparing for each applicable Variance Testing Period the aggregate actual disbursements against the Approved Budget, in form and detail reasonably satisfactory to the Required Investors. “Variance Testing Period” means (i) initially, the period commencing June 8, 2024 and ending June 14, 2024, (ii) then, the period commencing June 8, 2024 and ending June 21, 2024, (iii) then, each twenty-one day period ending on the subsequent Friday. “Warrant” or “Warrants” have the meanings given to such terms in Section 1(b). “Warrant Agent” means, initially, Computershare Trust Company, N.A. and/or Computershare Inc., or such other entity or entities appointed in accordance with the terms of the Warrant Agreement. “Warrant Agreement” has the meaning given to such term in Section 1(b). “Warrant Register” means records maintained by the Warrant Agent for that purpose. “wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof. 78

Annex B

SCHEDULE II

SCHEDULE OF AMENDMENT NO. 3 INVESTORS

Name and Address	Bridge Funding Commitment	Applicable Bridge OID (PIK)	Warrant Shares
BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V	$2,190,875.84	$43,817.52	104,124
BlackRock Global Allocation Fund, Inc.	$1,300,304.87	$26,006.10	61,799
BlackRock Capital Allocation Term Trust	$554,050.97	$11,081.02	26,332
Master Total Return Portfolio of Master Bond LLC	$556,491.44	$11,129.83	26,448
BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.	$290,196.75	$5,803.94	13,792
BlackRock ESG Capital Allocation Term Trust	$330,913.54	$6,618.27	15,727
Brighthouse Funds Trust II – BlackRock Bond Income Portfolio	$91,550.33	$1,831.01	4,351
BlackRock Global Long/Short Credit Fund of BlackRock Funds IV	$82,250.19	$1,645.00	3,909
BlackRock Strategic Global Bond Fund, Inc.	$48,215.63	$964.31	2,292
BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.	$9,695.89	$193.92	461
Senator Global Opportunity Master Fund L.P.	$4,545,454.55	$90,909.09	216,029
TOTALS	**$10,000,000.00**	**$200,000.00**	**475,264**

Annex C EXHIBIT A-1 FORM OF BRIDGE NOTE [Attached]

THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR THE SECURITIES LAWS OF ANY JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, PROVIDED THAT, EXCEPT IN THE CASE OF ANY TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AN OPINION OF COUNSEL SHALL BE FURNISHED TO THE NOTE OBLIGORS (IF REQUESTED BY THE NOTE OBLIGORS), IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE NOTE OBLIGORS, TO THE EFFECT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND/OR APPLICABLE STATE SECURITIES LAW. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE NOTE OBLIGORS WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD. THE ADDRESS OF THE NOTE OBLIGORS IS: SONDER HOLDINGS INC., 500 E 84TH AVE., SUITE A-10, THORNTON, CO 80229, ATTENTION: CHIEF FINANCIAL OFFICER. THE HOLDER MAY NOT, DIRECTLY OR INDIRECTLY, TRANSFER THIS NOTE, EXCEPT IN ACCORDANCE WITH SECTION 10 AND SECTION 11 HEREOF. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF DECEMBER 10, 2021 (AS AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), BY AND AMONG SILICON VALLEY BANK, AS SENIOR LENDER, THE SUBORDINATED CLAIMHOLDERS PARTY THERETO, AND ACKNOWLEDGED BY SONDER USA INC., SONDER HOLDINGS, INC., SONDER HOSPITALITY USA INC. AND CERTAIN OTHER OBLIGORS. IN THE EVENT OF

2 ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THIS NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL. SUBORDINATED SECURED BRIDGE NOTE Issuance Date: [ , 202 ] (the “Issuance Date”) Original Principal Amount: $[ ] Note No.: N-[ ] FOR VALUE RECEIVED, the Note Obligors (as defined in the Note Purchase Agreement), hereby promise to pay [Holder] or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be (i) increased pursuant to the payment of PIK Interest or (ii) reduced pursuant to any redemption or repayment effected in accordance with the terms hereof or the terms of the Note Purchase Agreement (the balance of such amount from time to time being the “Outstanding Principal Balance”), when due, whether upon the Maturity Date, redemption, acceleration or otherwise (in each case in accordance with the terms hereof). This note (including all notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to the Note Purchase Agreement (as defined below). SECTION 1. DEFINITIONS. Capitalized terms used herein and not defined below shall have the respective meanings set forth in the Note Purchase Agreement. The following terms used in this Note will have the respective meanings set forth below: “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified including, without limitation, any general partner, managing member, officer, director, trustee or manager of such person and any venture capital fund, private equity fund, investment firm or registered investment company now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person. “Applicable Rate” means, with respect to interest payable on an Interest Payment Due Date for the period since the immediately preceding Interest Payment Due Date (or, if no preceding Interest Payment Due Date, since the Issuance Date) (such period, the “Interest Period”), (a) the greater of (x) Three-Month SOFR Rate plus the Term SOFR Adjustment and (y) 1.00%, plus (b) 9.00%. “Asset Sale Pro Rata Portion” means an amount equal to (a) (i) any Available Excess Proceeds, multiplied by (ii) the fraction obtained by dividing the Outstanding Principal Balance of this Note by the aggregate Outstanding Principal Balances of all then- outstanding Notes. “Average Interest Rate” means, with respect to any period specified in clauses (a) through (d) of the definition of Note Redemption Amount, the average of the interest rates per annum in effect (excluding any Default Rate) on each day for the period beginning on the

3 first day of the period specified in such clause and ending on the day prior to the Redemption Date. “Benchmark” means, initially, the Three-Month SOFR Rate, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement. “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Required Investors (in consultation with the Note Obligors) as of the Benchmark Replacement Date: (i) Daily Simple SOFR; or (ii) (b) the sum of: (i) the alternate benchmark rate that has been selected by the Calculation Agent and the Note Obligors giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided, that in each case, such Benchmark Replacement shall be administratively feasible for the Calculation Agent. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Required Investors and the Issuer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities. The Benchmark Replacement Adjustment shall not include the 7.00% margin specified herein and such margin shall be applied to the Benchmark Replacement to determine the interest payable on the Note. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Required Investors (after consultation with the Note Obligors) may be appropriate to reflect the adoption of such Benchmark Replacement and to permit the administration thereof by the Calculation Agent in a manner substantially

4 consistent with market practice (or, if the Required Investors decides that adoption of any portion of such market practice is not administratively feasible or if the Required Investors determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Required Investors determines is reasonably practicable); provided that any such changes shall be administratively feasible for the Calculation Agent. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (ii) in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (i) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (ii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. “Bridge Funding Date” means the date of the Bridge Funding Event.

5 “Calculation Agent” means the Parent. “Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity of such Person, but excluding any debt securities convertible into such equity. “Change of Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the ordinary voting power for the election of directors of the Parent (determined on a fully diluted basis); (b) the Parent shall cease to have the ability to, directly or indirectly, elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of any other Issuer Party, except to the extent expressly permitted by Section 8(g) of the Note Purchase Agreement; or (c) any Issuer Party shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of its Subsidiaries on a fully diluted basis (which for this purpose shall exclude all Equity Interests that have not yet vested), free and clear of all Liens (except Liens created by the Security Documents, Liens permitted by Section 8(b)(xiii) of the Note Purchase Agreement and non-consensual Permitted Liens that are being contested in good faith); provided that this clause (c) shall not apply to Sonder Canada so long as Parent and its Subsidiaries own and control, of record and beneficially, directly or indirectly, at least 73% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Sonder Canada; provided further that, with respect to any Subsidiary formed in a jurisdiction where a law, rule or regulation of such jurisdiction restricts the applicable Issuer Party from owning and controlling, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding Equity Interest of such Subsidiary, in each case, this clause (c) shall not apply so long as (x) such Issuer Party owns and controls no less than ninety-nine percent (99%) (or such lesser amount representing the maximum amount of Equity Interests such Issuer Party is permitted to own and control) of each class of outstanding Equity Interests of such Subsidiary free and clear of all Liens (except Liens created by the Security Agreement, Liens permitted by Section 8(b)(xiii) of the Note Purchase Agreement and non-consensual Permitted Liens that are being contested in good faith) and (y) such Issuer Party has notified the Investors of such situation and the limitations of such Subsidiary’s jurisdiction; or (d) a “change of control” or any comparable term under, and as defined in, any Senior Credit Agreement shall have occurred. Notwithstanding the foregoing, the Merger Transactions shall not be deemed a Change of Control. “Close of Business” means 5:00 p.m., New York City time. “Code” means the United States Internal Revenue Code of 1986, as amended.

6 “Comparable Treasury Issue” means the United States Treasury security selected by the Note Obligors (in consultation with the Required Investors) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. “Competitor” means any Person engaged primarily (or as a material portion of its business) in, and including as a platform for, travel, accommodations, lodging, hospitality services and real estate, and such Person’s Affiliates and major investors but shall not include any Person engaged in the business of making passive investments in such businesses so long as such Person has in place procedures to prevent the distribution of confidential information that is prohibited under the Transaction Documents; provided, however, that investments conferring rights to become a director of such Person or an observer of such Person’s board of directors or equivalent governing body shall not be considered “passive” for purposes of this definition. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Conversion Event” shall have the meaning specified in Section 5(a). “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Required Investors in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Required Investors decide (in consultation with the Calculation Agent) that any such convention is not administratively feasible, then the Required Investors may establish another convention in their reasonable discretion. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default Interest” shall have the meaning set forth in Section 3(f). “Default Rate” shall have the meaning set forth in Section 3(f). “Event of Default” shall have the meaning specified in Section 5. “Excess Cash Flow” shall have the meaning specified in the Supplemental Bridge Letter.

7 “Excess Cash Flow Notice” shall have the meaning specified in Section 4(d). “Excess Cash Flow Redemption Offer” shall have the meaning specified in Section 4(d). “Excess Cash Flow Threshold” shall have the meaning specified in the Supplemental Bridge Letter. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www newyorkfed.org, or any successor source. “Holder” shall have the meaning specified in the introductory paragraph. “Interest Payment Due Date” shall have the meaning specified in Section 3(c). “Issuance Date” shall have the meaning specified in the preamble of this Note. “Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority. “Maturity Date” means, December 31, 2024. “Note Obligations Amount” means, as of any date of determination, an amount equal to the sum of (i) the Outstanding Principal Balance (or portion thereof, if applicable) as of the Close of Business on such date plus (ii) all accrued and unpaid interest on this Note (or portion thereof, if applicable) through, but excluding such date, which interest is not otherwise included in such Outstanding Principal Balance. “Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of December 10, 2021, by and among the Note Obligors, the Guarantors and the Investors party thereto, as amended by that certain Omnibus Amendment, dated as of December 21, 2022, that certain Second Omnibus Amendment, dated as of November 6, 2023, and that certain Waiver Forbearance and Third Amendment, dated as of June 10, 2024. “Note Redemption Amount” means, in respect of any portion of the Outstanding Principal Balance redeemed, an amount, calculated as of the Redemption Date, equal to the corresponding Note Obligations Amount, plus a premium equal to the sum of (x) the present value at such Redemption Date of the interest payments scheduled to be due on

8 each Interest Payment Due Date occurring after the Redemption Date and on or prior to the Maturity Date in respect of the Outstanding Principal Balance being redeemed, determined using a discount rate equal to the Treasury Rate plus 50 basis points, and (y) 100% of (i) the Average Interest Rate multiplied by (ii) the portion of the Outstanding Principal Balance being redeemed, minus (z) any accrued and unpaid interest in respect of the Outstanding Principal Balance being redeemed. “Notes” shall mean the Bridge Notes issued pursuant to the Note Purchase Agreement. “Open of Business” means 9:00 a.m., New York City time. “Original Principal Amount” shall have the meaning specified in the introductory paragraph. “Outstanding Principal Balance” shall have the meaning specified in the introductory paragraph. “Periodic Term SOFR Determination Day” shall have the meaning specified in Section 3(g)(i). “PIK Interest” means accrued interest that is added to the Outstanding Principal Balance pursuant to Section 3. All interest accrued at the Default Rate shall be PIK Interest. “Qualified Transferee” means any Person (other than a natural person) that (i) is a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act), or (ii) has total assets (in name or under management) in excess of $250,000,000 and (except with respect to a pension advisory firm, fund manager or its managed funds or similar fiduciary or investment vehicle) total capital/statutory surplus in excess of $100,000,000, in each case other than any Competitor. “Redemption Date” shall have the meaning specified in Section 4(a). “Redemption Notice” shall have the meaning specified in Section 4(a). “Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is the Three-Month SOFR Rate, 11:00 a.m., New York time, on the Periodic Term SOFR Determination Day, and (ii) if the Benchmark is not the Three-Month SOFR Rate, the time determined by the Required Investors in accordance with the Benchmark Replacement Conforming Changes. “Register” shall have the meaning specified in Section 10(b). “Registered Notes” shall have the meaning specified in Section 10(b). “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

9 “Replacement Notes” shall have the meaning specified in Section 11(a). “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Supplemental Bridge Letter” shall have the meaning specified in the Note Purchase Agreement. “Surviving Person” means the surviving Person in a merger, consolidation or similar transaction involving the Parent. “Tax” or “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR Adjustment” means 0.26161% per annum. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Calculation Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Three-Month SOFR Rate” shall have the meaning specified in Section 3(g). “Transferee” means the transferee designated by the Holder. “Treasury Rate” means, with respect to any Note Redemption Amount calculated pursuant to clause (a) of the definition of such term, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity most closely corresponding to length of time that will elapse between the Redemption Date and the first anniversary of the Bridge Funding Date or (ii) if such release (or any successor release) is not published during the week preceding the Redemption Date or does not contain such yields, the rate per annum equal to the annualized yield to maturity of the Comparable Treasury Issue, in either case as calculated on the third Business Day preceding the Redemption Date.

10 “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. SECTION 2. PAYMENT OF PRINCIPAL. If this Note has not yet been redeemed or otherwise repaid, the Note Obligations Amount (and all other outstanding Obligations) as of the Maturity Date shall be due and payable on the Maturity Date. SECTION 3. PAYMENT OF INTEREST. (a) During the term of this Note, interest shall accrue on the Outstanding Principal Balance at the Applicable Rate (or the Default Rate to the extent provided in Section 3(f)) per annum from, and including, the Issuance Date until, but excluding, the Maturity Date. The Note Obligors shall give the Holder notice of the form, rate and amount of each interest payment (including whether such interest payment shall be paid in cash, as PIK Interest by adding such accrued interest to the Outstanding Principal Balance or a combination thereof (including detail as to such combination)) no later than the tenth Business Day prior to each Interest Payment Due Date. (b) The accrual of interest on this Note as of any date will be calculated based on the Outstanding Principal Balance of this Note as of the Close of Business on the immediately preceding Interest Payment Due Date (or, if there is no preceding Interest Payment Due Date following the Issuance Date, on the Issuance Date). (c) Accrued interest shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2024 (each, an “Interest Payment Due Date”). On each Interest Payment Due Date, such accrued interest shall be payable at the Note Obligors’ election, in cash, as PIK Interest by adding such accrued interest to the Outstanding Principal Balance or a combination thereof, as set forth in the definition of Applicable Rate. On each Interest Payment Due Date occurring thereafter, such accrued interest shall be paid in cash. In the event that the Note Obligors do not elect with respect to an applicable Interest Payment Due Date whether to pay interest as PIK Interest or in cash or a combination thereof on or before an Interest Payment Due Date, the Note Obligors shall be deemed to elect to pay such accrued interest due on such Interest Payment Due Date as PIK Interest (and shall notify the Notes Agent of such and request Notes Agent to update the Register accordingly). The Issuance Date and the date on which each Interest Payment Due Date occurs shall be a “SOFR Rate Determination Date”. If any Interest Payment Due Date or SOFR Rate Determination Date would otherwise be a day that is not a Business Day (other than the Interest Payment Due Date that is also the Maturity Date), such Interest Payment Due Date or SOFR Rate Determination Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day.

11 (d) Any accrued interest paid as PIK Interest will be effective at the Open of Business on such Interest Payment Due Date. Interest shall accrue and shall be computed on the basis of a 360-day year and the actual number of days elapsed in such period. (e) On each Interest Payment Due Date, the Note Obligors shall notify Notes Agent of any accrued PIK Interest and request Notes Agent make a record on the Register of the Outstanding Principal Balance of this Note due to any accrued PIK Interest, each Note shall represent the increased Outstanding Principal Balance, and no separate Note will be issued with respect to such accrued PIK Interest. (f) Notwithstanding the foregoing, following the occurrence of any Event of Default, the Note Obligors shall pay interest (“Default Interest”) at a rate equal to the interest rate otherwise applicable plus 5.00% (the “Default Rate”) on (i) the Outstanding Principal Balance, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand. (g) SOFR Matters. The Three-Month SOFR Rate component of the Applicable Rate shall be calculated as of each SOFR Rate Determination Date and apply from such date until the succeeding SOFR Rate Determination Date. For each such Interest Period beginning on a SOFR Rate Determination Date, “Three-Month SOFR Rate” means the rate determined in accordance with the following provisions: (i) the Calculation Agent will determine the Three-Month SOFR Rate, which will be the Term SOFR Reference Rate for a three month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Three-Month SOFR Rate will be the Term SOFR Reference Rate for a three month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a three month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. (ii) If the Three-Month SOFR Rate cannot be determined as described above on the Periodic Term SOFR Determination Day, the rate for the Interest Period following the Periodic Term SOFR Determination Day will be the rate in effect on the immediately prior Periodic Term SOFR Determination Day.

12 Notwithstanding clause (i) and clause (ii) above, if the Required Investors (in consultation with the Note Obligors) determine on or prior to the relevant Periodic Term SOFR Determination Day that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred with respect to Three-Month SOFR Rate (or the then-current Benchmark, as applicable), then the provisions set forth below under “Effect of Benchmark Transition Event,” which are referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period will be an annual rate equal to the sum of (1) the greater of (x) the Benchmark Replacement (as defined herein) and (y) 1.00% and (2) 7.00%. In the event that SOFR or applicable Benchmark is not available on any determination date, then unless the Calculation Agent is notified in writing by the Note Obligors and the Required Investors of a Benchmark Replacement in accordance with the terms of this Note within three (3) U.S. Government Securities Business Days the Calculation Agent shall use the interest rate in effect for the immediately prior Interest Period. All percentages resulting from any calculation of any interest rate for this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.456789% (or .03456789) being rounded to 3.45679% (or .0345679)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for this Note less than 0.00% will be deemed to be 0.00% (or .0000). Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent will be final and binding on the Note Obligors and the Holders. The Calculation Agent shall not have any liability for any delay, error or inaccuracy in the publication of any interest rate published by any publication that is the source for determining the interest rates of the Notes, or for any rates published on any publicly available source, including without limitation the Federal Reserve Bank of New York’s Website or the Term SOFR Administrator’s website, or in any of the foregoing cases for any subsequent correction or adjustment thereto. Any determination, decision or election that may be made by the Required Investors (in consultation with the Note Obligors) in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Required Investors’ sole discretion, and, notwithstanding anything to the contrary

13 in the Transaction Documents, will become effective without consent from any other party, except, in each case, as expressly required pursuant to this Section 3(g). (h) Effect of Benchmark Transition Event. (i) Benchmark Replacement. If the Required Investors determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates. (ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Required Investors will have the right to make Benchmark Replacement Conforming Changes from time to time. (iii) Decisions and Determinations. Any determination, decision or election that may be made by the Required Investors pursuant to the benchmark replacement provisions described in this Section 3(h), including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (1) will be conclusive and binding absent manifest error; (2) if made by the Required Investors, will be made in its sole discretion; and (3) shall become effective without consent from any other party. SECTION 4. REDEMPTION. (a) Redemption at the Option of the Note Obligors. The Note Obligors shall have the right to redeem the Note, in whole or in part, for an amount in cash equal to the Note Redemption Amount in respect of all or a portion of the Outstanding Principal Balance, as the case may be, on or about the date specified (the “Redemption Date”) in a written notice to Holder (the “Redemption Notice”) that shall be delivered not less than ten (10) Business Days prior to the proposed Redemption Date, provided that any such redemption shall be made pro rata with respect to all Notes then outstanding and such Redemption Notice may be made contingent upon the consummation or completion of another transaction. (b) Offer to Redeem upon a Change of Control. If a Change of Control shall occur, the Note Obligors shall, not later than three (3) Business Days after the occurrence of such Change of Control, give written notice to the Holder and offer to redeem this Note for an amount in cash equal to the Note Redemption Amount in respect of the Outstanding Principal Balance; provided that the Note Redemption Amount payable upon a redemption resulting from a Change

14 of Control shall be equal to at least 101% of the Outstanding Principal Balance redeemed. Holder may accept such redemption offer by written notice to the Note Obligors not later than five (5) Business Days after delivery of such notice and the Note Obligors shall make payment on the redemption within three (3) Business Days of its receipt of such notice of acceptance. (c) Offer to Redeem upon Certain Asset Sales. When the amount of aggregate Available Excess Proceeds from all Dispositions in any fiscal year exceeds $5,000,000, the Note Obligors shall give prompt written notice to the Holder (the “Asset Sale Notice”), which notice shall include a calculation of the Holder’s Asset Sale Pro Rata Portion and an offer to redeem a portion of this Note (the “Asset Redemption Offer”) equal to the Holder’s Asset Sale Pro Rata Portion by making a cash payment in the amount of the applicable Asset Sale Pro Rata Portion plus accrued and unpaid interest on such amount at the Applicable Rate. Holder may accept such redemption offer by written notice to the Note Obligors not later than five (5) Business Days after delivery of the Asset Sale Notice and the Note Obligors shall make payment on the redemption within three (3) Business Days of its receipt of such notice of acceptance. The Note Obligors may use any remaining portion of such Available Excess Proceeds that is not applied to purchase Notes because an Asset Redemption Offer is not accepted for general corporate purposes, the repayment of Indebtedness or as otherwise required pursuant to its other contractual requirements. Upon completion of such Asset Redemption Offer, the amount of Available Excess Proceeds shall be reset at zero. (d) Offer to Redeem Using Excess Cash Flow. When the amount of Excess Cash Flow at any time exceeds the Excess Cash Flow Threshold, the Note Obligors shall give prompt written notice to the Holder (the “Excess Cash Flow Notice”), which notice shall include a calculation of the Holder’s Excess Cash Flow Pro Rata Portion and an offer to redeem a portion of this Note (the “Excess Cash Flow Redemption Offer”) equal to the Holder’s Excess Cash Flow Pro Rata Portion by making a cash payment in the amount of the applicable Excess Cash Flow Pro Rata Portion plus accrued and unpaid interest on such amount at the Applicable Rate. Holder may accept such redemption offer by written notice to the Note Obligors not later than five (5) Business Days after delivery of the Excess Cash Flow Notice and the Note Obligors shall make payment on the redemption within three (3) Business Days of its receipt of such notice of acceptance (such date of redemption to be a Redemption Date hereunder). The Note Obligors may use any remaining portion of such Excess Cash Flow that is not applied to purchase Notes because an Excess Cash Flow Offer is not accepted for general corporate purposes, the repayment of Indebtedness, as otherwise required pursuant to its other contractual requirements or for any other purpose permitted under the Note Purchase Agreement. Upon completion of such Excess Cash Flow Redemption Offer, the amount of Excess Cash Flow shall be reset at zero. (e) Mechanics of Redemption and Repayment of this Note. The following procedures shall apply to redemptions and other repayments of the amounts due and payable under this Note (other than in connection with any acceleration thereof): (i) In connection with any redemption or repayment of this Note in full, the Holder shall surrender this Note to the Note Obligors (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Note Obligors) no later than the Business Day immediately preceding the

15 Redemption Date or Maturity Date; provided that failure to timely surrender this Note shall not release the Note Obligors of its obligations hereunder. In connection with any redemption or repayment on this Note in part, the Holder shall not surrender this Note to the Note Obligors and the Outstanding Principal Balance of this Note shall be adjusted on the Note Obligors’ records to reflect such partial redemption or repayment. (ii) On the Redemption Date or Maturity Date, the Note Obligors shall pay any amount due and payable under the terms of this Note in cash as of such Redemption Date or the Maturity Date, and provide notice of such payment to the Notes Agent. SECTION 5. EVENTS OF DEFAULT. Each of the following shall be an “Event of Default” with respect to this Note: (a) The Note Obligors fail to pay any portion of the Note Obligations Amount when due, whether on the Maturity Date, upon redemption, acceleration, or otherwise. (b) The Note Obligors (i) elects to pay interest in cash or partially in cash and fails to pay such interest for five (5) Business Days after the interest becomes due or (ii) fails to pay any other amounts not constituting principal or accrued interest hereunder or under the Note Purchase Agreement or any other Transaction Document for a period of five (5) Business Days after such amounts are due. (c) [Reserved]. (d) Any representation or warranty made by the Note Obligors in the Note Purchase Agreement or this Note or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate furnished pursuant to or in connection with this Note or the Note Purchase Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representation or warranty shall prove to have been incorrect in any respect). (e) Any Note Obligor fails to comply with its obligations under Section 7(v) or Section 8 of the Note Purchase Agreement. (f) The Note Obligors fail to comply with their obligations under this Note, the Note Purchase Agreement or any other Transaction Document (other than as otherwise expressly provided in Section 5(a), Section 5(b), Section 5(d), or Section 5(e)) for thirty (30) calendar days after the earlier of (i) receipt by the Note Obligors of written notice of the failure to so comply from the Collateral Agent or the Required Investors or (ii) actual knowledge of such failure by a Responsible Officer of the Note Obligors.

16 (g) The Note Obligors or any of their Subsidiaries shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any Indebtedness for borrowed money in an amount in excess of $275,000 and the holder or holder of such Indebtedness shall have accelerated the maturity thereof. (h) (i) One or more judgments for the payment of money in excess of $275,000 in the aggregate, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be rendered against the Note Obligors, any of its Subsidiaries or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of thirty (30) consecutive calendar days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Note Obligors or any of its Subsidiaries to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.) or (ii) any nonmonetary judgment, writ or warrant of attachment or similar process shall be entered or filed against Note Obligors or any Subsidiary or any combination thereof or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed (or an action of similar effect in any jurisdiction outside the U.S.) for a period of ninety (90) consecutive calendar days and such non-monetary judgment, writ, warrant of attachment or similar process would reasonably be expected to have a Material Adverse Effect. (i) (i) Any material provision of the Transaction Documents, at any time after its execution and delivery and for any reason other than (x) as expressly permitted hereunder or thereunder, (y) as a result of acts or omissions by the Collateral Agent or any Investor, or (z) the satisfaction in full of all the Obligations (other than contingent indemnification obligations not then due), ceases to be in full force and effect, (ii) any Issuer Party or other Subsidiary of the Note Obligors contests in writing the validity or enforceability of any provision of any Transaction Document or the validity or priority of a Lien as required by the Collateral Documents on the Collateral, (iii) the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document or (iv) any Issuer Party or other Subsidiary of the Note Obligors denies in writing that it has any or further liability or obligation under any Transaction Document (other than (x) as a result of repayment in full of the Obligations or (y) in accordance with its terms), or purports in writing to revoke or rescind any Transaction Document (other than in accordance with its terms). (j) The Note Obligors or any Guarantor, pursuant to or within the meaning of any Debtor Relief Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

17 (iii) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors. (k) A court of competent jurisdiction enters an order or decree under any Debtor Relief Law (which order or decree remains unstayed and in effect for sixty (60) consecutive calendar days) that: (i) is for relief against the Note Obligors or any Guarantor in a proceeding in which the Note Obligors or any Guarantor is to be adjudicated bankrupt or insolvent; (ii) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Note Obligors or any Guarantor, or for all or substantially all of the property of the Note Obligors or any Guarantor; or (iii) orders the liquidation, dissolution or winding up of the Note Obligors or any Guarantor. SECTION 6. REMEDIES. Upon the occurrence of an Event of Default that has not been timely cured as provided herein: (a) Acceleration of Note. In the case of an Event of Default of the type specified in Section 5(j) or Section 5(k), the Note Redemption Amount will become immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Note Obligors. If any other Event of Default occurs and is continuing, the Required Investors may (i) declare the outstanding Note Redemption Amount, to be immediately due and payable (with notice thereof to Collateral Agent), whereupon the same will become forthwith due and payable, and (ii) cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents. (b) Waiver of Default. The Required Investors may (upon execution of a written instrument) rescind any acceleration or waive any existing Event of Default, together with any of the consequences of such Event of Default; provided that an Event of Default of the type specified in Section 5(j) or Section 5(k) may only be waived and any acceleration with respect thereto only rescinded in respect of this Note by the Holder. In such event, the Holder and the Note Obligors will be restored to their respective former positions, rights and obligations hereunder. (c) Cumulative Remedies. No failure on the part of the Holder or the Required Investors to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder or Required Investors of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative. SECTION 7. Reserved.

18 SECTION 8. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by New York Law or as expressly provided in this Note and the Note Purchase Agreement. SECTION 9. AMENDMENTS. This Note, and any of the terms and provisions hereof, may be amended from time to time as set forth in the Note Purchase Agreement. SECTION 10. TRANSFER RESTRICTIONS AND RELATED PROVISIONS. (a) This Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Note Obligors except to a Qualified Transferee. For the avoidance of doubt, this Section 10 shall not restrict the ability of any direct or indirect parent of the Holder to pledge, mortgage, charge or otherwise dispose of or encumber its assets. In connection with any assignment or direct transfer of this Note (in whole or in part), the transferor and transferee shall enter into an Assignment and Assumption Agreement in the form of Exhibit II hereto and provide a copy thereof to Notes Agent. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note. (b) The Notes Agent shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the Holders of this Note and each Replacement Note and the Outstanding Principal Balance of this Note (and accrued interest) and any Replacement Note (the “Registered Notes”). The initial address for the Holder of this Note shall be the address set forth on the Holder’s signature page hereto and may be updated, from time to time, by written notice to the Note Obligors and Notes Agent. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Note Obligors, the Collateral Agent and the Holder of this Note or any Replacement Note shall treat each Person whose name is recorded in the Register as the owner of this Note or the applicable Replacement Note for all purposes, including, without limitation, the right to receive payments hereunder, notwithstanding notice to the contrary. Upon the written request of the Holder, the Notes Agent shall provide a copy of the Register to the Holder and backup calculations for the values relating to this Note in the Register. A Registered Note may be assigned or sold in whole or in part, to the extent permitted pursuant to Section 10(a) and any other terms hereof, only by registration of such assignment or sale on the Register. Upon the Notes Agent’s receipt of a permitted request to assign or sell all or part of any Registered Note by the Holder of the applicable Registered Note, an Assignment and Assumption Agreement, a Joinder Agreement (as defined in the Collateral Agency Agreement), any tax forms required by Section 16 and any KYC information required by the Note Purchase Agreement, a processing and recordation fee of $3,500 to Notes Agent, and the physical surrender of such applicable Registered Note to the Note Obligors, the Notes Agent shall record the information contained therein in the Register and the Note Obligors shall issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the Transferee pursuant to Section 11. The provisions of this Section 10(b) are intended to cause the Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c), or Proposed Section 1.163-5(b) (and any successor sections) and shall be interpreted and applied consistently therewith. SECTION 11. REISSUANCE OF THE NOTE.

19 (a) Transfer. If this Note is permitted to be transferred, in whole or in part, the Holder shall surrender this Note to the Note Obligors, whereupon the Note Obligors will issue and deliver a Replacement Note to the Transferee (in accordance with Section 11(d)), representing the Outstanding Principal Balance of this Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of this Note held by the Holder is being transferred, a new note (in accordance with Section 11(d)) to the Holder, representing the portion of the Outstanding Principal Balance not being transferred (each, a “Replacement Note” and collectively, the “Replacement Notes”). The Holder and the Transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 11(d), following redemption of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note. (b) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Note Obligors, for Replacement Notes representing in the aggregate the Outstanding Principal Balance of this Note in accordance with Section 11(d). Each such Replacement Note will represent such portion of such Outstanding Principal Balance as is designated by the Holder at the time of such surrender. The Original Principal Amount shall be allocated pro rata between such Replacement Notes based on the Outstanding Principal Balance designated for each. (c) Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Note Obligors of evidence reasonably satisfactory to the Note Obligors of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Note Obligors in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Note Obligors shall execute and deliver to the Holder a Replacement Note (in accordance with Section 11(d)), representing the Outstanding Principal Balance. (d) Issuance of Replacement Notes. Whenever the Note Obligors are required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the remaining Outstanding Principal Balance (or, in the case of a Replacement Note being issued pursuant to Section 11(a) or Section 11(c), the Outstanding Principal Balance designated by the Holder which, when added to the aggregate Outstanding Principal Balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall be deemed to have an Original Principal Amount calculated in accordance with Section 11(b), (iv) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date of this Note, (v) shall be deemed to have accrued its proportional share of the interest under this Note from the immediately preceding Interest Payment Due Date, (vi)shall have the same rights and conditions as this Note, and (vii) shall be timely prepared and issued by the Note Obligors. The Note Obligors shall provide Notes Agent with notice of any issuance of Replacement Notes and the details in respect thereof to permit the Notes Agent to revise the Register. SECTION 12. DISPUTES REGARDING ARITHMETIC CALCULATIONS. If the Holder disagrees with any arithmetic calculations performed by the Note Obligors pursuant

20 to this Note, the Holder shall submit to the Note Obligors its calculations thereof. If the Holder and the Note Obligors are unable to agree upon such calculation within five (5) Business Days of the submission by the Holder, then the Note Obligors shall, within five (5) Business Days thereafter submit the disputed arithmetic calculation to the Note Obligors’ independent, outside accountant, or if such accountant is unwilling or prohibited, an accountant reasonably satisfactory to the parties (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Note Obligors shall cause such accountant to perform the calculation and notify the Note Obligors and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed calculation. The Holder shall pay the costs and expenses of such accountant unless the calculation of such accountant is mathematically closer to the Holder’s calculation than the calculation submitted by the Note Obligors, in which case, the costs and expenses of such accountant shall be paid by the Note Obligors. Such calculation shall be binding upon all parties absent manifest error. SECTION 13. NOTICES AND PAYMENTS. (a) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and mailed or delivered personally, by overnight courier, by electronic mail or other or other electronic transmission to each party as follows: (i) if to the Holder, at the Holder’s address set forth in the Register, or (ii) if to the Note Obligors, at the address set forth on the Note Obligors’ signature page hereto, or at such other address as the Note Obligors shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid. (b) Payments. Whenever any payment of cash is to be made by the Note Obligors to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds. The Holder’s wire transfer instructions are attached hereto as Exhibit I. In the event of a change of Holder’s wire transfer instructions, Holder shall provide the Note Obligors and Collateral Agent with five (5) Business Days’ prior written notice of such change and any amounts paid by the Note Obligors to the account listed on Exhibit I hereto prior to such notice shall be deemed paid to the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day; provided, however, that in the case of any Interest Payment Due Date on which the Note Obligors is paying PIK Interest and that is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. SECTION 14. WAIVER OF NOTICE. To the extent permitted by Law, unless otherwise provided herein, the Note Obligors hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

21 SECTION 15. GOVERNING LAW, WAIVER OF JURY TRIAL, JURISDICTION, AND SEVERABILITY. (a) This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state that would result in the application of the laws of a state other than the State of New York. (b) By acceptance of this Note, each of the Note Obligors and the Holder hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents. (c) To the extent permitted by law, each of the Holder and the Note Obligors hereby submit to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. (d) In the event that any provision of this Note is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such Law. Any such provision which may prove invalid or unenforceable under any Law shall not affect the validity or enforceability of any other provision of this Note. SECTION 16. TAX MATTERS. (a) All amounts payable or deliverable in respect of this Note, whether in respect of principal, interest (including accrued interest) or otherwise, will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes unless the withholding or deduction of such Taxes is required by Law. (b) Notwithstanding anything in Section 16(a) to the contrary, all such amounts paid or delivered by or on behalf of the Note Obligors to (A) any Person who is a “United States person” as defined in Section 7701(a)(30) of the Code who has timely provided, on behalf of itself, a properly completed and valid Internal Revenue Service Form W-9 and (B) any Person other than a United States person who has timely provided, on behalf of itself and/or its beneficial owners, as applicable, a properly completed and valid Internal Revenue Service Form W-8BEN, Form W- 8BEN-E or other applicable Internal Revenue Service Form W-8 and such other information (such as that it and/or its beneficial owner is not a 10% shareholder of the Parent, a controlled foreign corporation to which the Note Obligors are related, or a bank extending credit to the Note Obligors in the ordinary course of its trade or business) establishing an exemption from U.S. federal withholding tax, shall be free and clear of and without any deduction or withholding for or on account of, any U.S. federal income tax, other than any U.S. federal income tax imposed under FATCA, unless the withholding or deduction of such U.S. federal income tax is required as a result

22 of a change in Law after the date hereof; provided that, for the avoidance of doubt, any forms or other information provided by a transferor or predecessor with respect to a Person shall not satisfy the requirements of this sentence with respect to such Person. (c) The Note Obligors will furnish to the Holder, within a reasonable time after the date the payment of any taxes withheld or deducted is made, certified copies of tax receipts evidencing payment by the Note Obligors, or other evidence of payments (reasonably satisfactory to the Holder). (d) The Note Obligors will pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes levied on or in connection with the execution, delivery, issuance, registration or enforcement of this Note or the receipt of any payments with respect thereto. SECTION 17. INTERPRETATION. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars. (Signature Page Follows)

23 IN WITNESS WHEREOF, the Note Obligors have caused this Note to be duly executed as of the Issuance Date set out above. SONDER HOLDINGS INC. By: Name: Title: SONDER USA INC. By: Name: Title: Address for Sonder Holdings Inc. and Sonder USA, Inc.: Attention: Chief Financial Officer Telephone: Email: ACKNOWLEDGED AND ACCEPTED: [HOLDER] By: Name: Title: Address: [Holder] [Address] [Address] Attention: Telephone: Email:

24 Exhibit I Holder Wire Instructions

25 Exhibit II Form of Assignment and Assumption Agreement

[Sonder Subordinated Secured Notes] [FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement identified below (the “Note Purchase Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Note Purchase Agreement, as of the Effective Date inserted by the Notes Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as an Investor under the Note Purchase Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount identified below of all of such outstanding rights and obligations of the Assignor under the Note Purchase Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as an Investor) against any Person, whether known or unknown, arising under or in connection with the Note Purchase Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. [The Assignee represents and warrants that it is not a Competitor (as defined in the Note identified below) and (i) is a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act), or (ii) has total assets (in name or under management) in excess of $250,000,000 and (except with respect to a pension advisory firm, fund manager or its managed funds or similar fiduciary or investment vehicle) total capital/statutory surplus in excess of $100,000,000.]2 1. Assignor: 2. Assignee: 2 Include if the Assignee meets these requirements of a Qualified Transferee as defined in the Note, in which case consent by the Note Obligors Representative is not required for assignment.

3. Note Obligors: 4. Notes Agent: 5. Note Purchase Agreement: Alter Domus (US) LLC Note and Warrant Purchase Agreement, dated as of December 10, 2021 (as amended by that certain Omnibus Amendment, dated as of December 21, 2022, that certain Second Omnibus Amendment, dated as of November 6, 2023, and that certain Waiver Forbearance and Third Amendment, dated as of June 10, 2024, and as may be further amended, restated, amended and restated, supplemented, extended and/or otherwise modified from time to time, the “Note Purchase Agreement”), among Sonder Holdings Inc., Sonder USA Inc., Sonder Hospitality USA Inc., Sonder Holdings LLC, the other Note Obligors from time to time party thereto, the Guarantors from time to time party thereto, and the Persons identified as Investors therein. 6. Assigned Interest: Assigned Note Outstanding Principal Balance Note No. N-[ ] $ Effective Date: , 20__ [TO BE INSERTED BY NOTES AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The Assignee agrees to deliver to the Notes Agent and the Note Obligor Representative a completed questionnaire in which the Assignee (i) designates one or more credit contacts to whom all information to which Investors are entitled pursuant to the Note Purchase Agreement (which may contain material non-public information about the Issuer Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws, and (ii) provides wire instructions for an account into which all payments under the Note shall be made.

The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR], By: Name: Title: ASSIGNEE [NAME OF ASSIGNEE], By: Name: Title: Consented to and Accepted: ALTER DOMUS (US) LLC, as Notes Agent By: Name: Title: Consented to3: Note Obligors Representative, SONDER HOLDINGS INC. By: Name: Title: 3 Remove consent if transfer is to a Qualified Transferee as defined in the Note and the text bracketed and footnoted 1 on the first page of this Assignment and Assumption Agreement is being included.

Annex I Exhibit II Sonder Note Purchase Agreement Standard Terms and Conditions for Assignment and Assumption 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Note Purchase Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Note Obligors, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document, (iv) any requirements under applicable law for the Assignee to become an Investor under the Note Purchase Agreement or to charge interest at the rate set forth therein from time to time, or (v) the performance or observance by the Note Obligors, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document. 1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become an Investor under the Note Purchase Agreement and under applicable law, (ii) it satisfies the requirements, if any, specified in the Note Purchase Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become an Investor, (iii) from and after the Effective Date, it shall be bound by the provisions of the Note Purchase Agreement as an Investor thereunder and, to the extent of the Assigned Interest, shall have the obligations of an Investor thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Note Purchase Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 7(a)(i) and (ii) thereof (or, prior to the first such delivery, the financial statements referred to in Section 2(e)(i) and (ii) thereof), as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Notes Agent, the Collateral Agent, the Assignor or any other Investor or any of their respective Related Parties and (vi) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Note Purchase Agreement, duly completed and executed by the Assignee (including, if applicable, a completed administrative questionnaire, tax forms, “know your customer” documentation and an executed “Joinder Agreement” (as defined in the Collateral Agency Agreement)); (b) agrees that it will, independently and without reliance on the Notes Agent, the Collateral Agent, the Assignor or any other Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents; (c) appoints and authorizes the Notes Agent and the Collateral Agent to take such action as agents on its behalf and to exercise such powers under the Note Purchase Agreement and the other Transaction Documents as are delegated to or otherwise conferred upon the Notes Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as an Investor. 2. Payments. From and after the Effective Date, the Note Obligors shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Note Obligors for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. 3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Notes Agent, as of the Effective Date, (i) the Assignee shall be a party to the Note Purchase Agreement and, to the extent of the Assigned Interest and as provided in this Assignment and Assumption, have the rights and obligations of an Investor thereunder and under the other Transaction Documents and (ii) the Assignor shall, to the extent as provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Note Purchase Agreement and the other Transaction Documents to the extent of the Assigned Interest. 4. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other means of electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex D EXHIBIT B-1 FORM OF NEW WARRANT AGREEMENT [Attached]